UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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ROYAL BANCSHARES OF PENNSLYVANIA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 06, 2007.
Dear Shareholders:
     You are cordially invited to attend the annual meeting of shareholders of Royal Bancshares of Pennsylvania, Inc. The meeting will be held at the Hilton Hotel Philadelphia, located at 4200 City Avenue, Philadelphia, Pennsylvania 19131, on Wednesday, May 16, 2007, at 6:30 p.m., for the following purposes:
     1. ELECTION OF DIRECTORS. To elect five Class II Directors to serve a term of three years and until their successors are elected and qualified.
     2. ROYAL BANCSHARES OF PENNSYLVANIA 2007 LONG-TERM INCENTIVE PLAN. To consider approval of a long-term incentive plan for eligible employees and non-employee directors.
     3. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.
     Only shareholders of record at the close of business on April 4, 2007, are entitled to notice of and to vote at the meeting, either in person or by proxy.
     We have enclosed a copy of the 2006 Annual Report on Form 10-K for Royal Bancshares of Pennsylvania, Inc. Additional copies are available upon request.
     Your continued support of Royal Bancshares of Pennsylvania, Inc. is sincerely appreciated.
Very truly yours,
/s/ Joseph P. Campbell
Joseph P. Campbell
President and Chief Executive Officer

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
732 Montgomery Avenue
Narberth, PA 19072
610-668-4700
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, May 16, 2007 at 6:30 p.m.

PLACE:	Hilton Hotel Philadelphia 4200 City Avenue Philadelphia, PA 19131

ITEMS OF BUSINESS:	Our annual meeting of shareholders will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect five (5) Class II Directors for a three-year term and until their successors are elected and qualified;
(2) To approve Royal Bancshares of Pennsylvania 2007 Long -Term Incentive Plan; and
(3) To transact such other business as may properly come before the meeting or at any adjournment therefore. We are not aware of any other such business.

RECORD DATE:	Our shareholders of record as of close of business on April 4, 2007, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting.

ANNUAL REPORT:	The Royal Bancshares 2006 Annual Report to Shareholders is enclosed but not part of the proxy solicitation materials.

PROXY VOTING:	Even if you plan to be present you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George McDonough George McDonough, Secretary

PROXY STATEMENT
OF
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
GENERAL INFORMATION
     We furnish this proxy statement in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc. (the “Corporation”), for the Annual Meeting of Shareholders of the Corporation to be held on May 16, 2007, and any adjournment or postponement of the meeting. The Corporation will bear the expense of soliciting proxies. In addition to mailings, directors, officers and employees of the Corporation may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.
REVOCATION AND VOTING OF PROXIES
     The execution and return of the enclosed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy by delivering written notice of revocation to George J. McDonough, Secretary of the Corporation, at the Corporation’s address at any time before the proxy is voted at the meeting. Unless revoked, the proxy holders will vote your proxy in accordance with your instructions. In the absence of instructions, proxy holders will vote all proxies FOR the election of the five (5) nominees for Class II Director, and FOR the approval of the Royal Bancshares of Pennsylvania 2007 Long-Term Incentive Plan for eligible employees and non-employee directors. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxy holders will vote any proxy in accordance with the recommendations of the management of the Corporation.
VOTING SECURITIES, RECORD DATE AND QUORUM
     Shareholders of record at the close of business on April 4, 2007, are entitled to vote at the meeting and any adjournment or postponement of the meeting. On the record date, there were 11,073,148 shares of Class A common stock exclusive of 215,388 treasury shares ($2.00 par value per share), issued and outstanding, and 2,108,752 shares of Class B common stock ($0.10 par value per share), issued and outstanding.
     Each shareholder is entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock on all matters to be acted upon at the meeting, except that in the election of directors, shareholders are entitled to vote shares cumulatively. See “ELECTION OF DIRECTORS —CUMMULATIVE VOTING.
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting, at which a quorum is present, is required to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     In the case of the election of directors, assuming the presence of a quorum, the five (5) candidates receiving the highest number of votes for Class II Director shall be elected to the Board of Directors. In the case of approval of the 2007 Long-Term Incentive Plan, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the meeting is required for approval. Broker non-votes and abstentions will not affect the outcome of the vote on the 2007 Long-Term Incentive Plan.
PRINCIPAL SHAREHOLDERS
     The following table shows as of February 28, 2007, the amount of outstanding common stock beneficially owned by each shareholder (including any “group” as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the Corporation to be the beneficial owner of more than 5% of such stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock. Beneficial ownership is determined in accordance with applicable regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below and the table following “Information about Nominees, Continuing Directors and Executive Officers,” beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 28, 2007. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares voting or investment power.
     Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person. The percent of class assumes all options exercisable within 60 days of February 28, 2007, have been exercised and, therefore, on a pro forma basis, 11,496,923 shares of Class A common stock would be outstanding, net of treasury stock.

Name and Address of	Shares Beneficially	Percent
Beneficial Owner	Owned	Of Class
Daniel M. Tabas, Trust (1)	3,629,970 (Class A)	32.78%
915 Montgomery Avenue	1,120,779 (Class B)	53.15%
Narberth, PA 19072

Evelyn R. Tabas (2) (4)	1,598,443 (Class A)	14.44%
915 Montgomery Avenue	485,011 (Class B)	23.00%
Narberth, PA 19072

Richard Tabas (3)	75 (Class A)	0.00%
1443 Lanes End	142,743 (Class B)	6.77%
Villanova, PA 19085

(1)	The trustees for the Daniel M. Tabas Trust are, Robert R. Tabas, Linda Tabas Stempel and Nicholas Randazzo who as a group have voting rights and dispositive control of these shares.

(2)	The shares beneficially owned by Evelyn R. Tabas consist of: (a) 2,867 shares of Class A common stock owned and voted solely by Evelyn R. Tabas and 6,633 options currently exercisable to purchase shares of Class A common stock: (b) 284,564 Class A and 84,857 Class B shares in the Lee Tabas Trust: (c) 265,277 Class A and 82,647 Class B shares in the Susan Tepper Tabas Trust: (d) 249,650 Class A and 82,919 Class B shares in the Linda Stempel Tabas Trust: (e) 239,946 Class A and 76,336 Class B shares in the Joanne Tabas Wurzak Trust: (f) 219,073 Class A and 82,041 Class B shares in the Carol Tabas Stofman Trust: (g) 207,409 Class A and 76,180 Class B shares in the Robert R. Tabas Trust. Evelyn R. Tabas shares voting and dispositive control over the shares held in these trusts with James McSwiggan and Nicholas Randazzo.

(3)	Mr. Tabas has sole power to vote and dispose of 124,996 shares of Class B common stock. He disclaims beneficially ownership of 17,507 shares of Class B stock owned by his mother, Harriette Tabas and 75 Class A shares common stock and 240 shares of Class B common stock owned by his wife, Leslee Silverman Tabas Esquire. Upon information and belief, Mr. Tabas has no power to vote or dispose of these 72 shares of Class A common stock and 16,901 shares of Class B common stock.

(4)	Evelyn R. Tabas has sole power to vote and dispose of 123,024 shares of Class A common stock and 31 shares Class B common stock from numerous trusts for the Tabas grandchildren.
ITEM 1
ELECTION OF DIRECTORS
     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than 5 nor more than 25 persons and that the directors are classified with respect to the time they hold office by dividing them into 3 classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3 year term, so that the term of office of one class of directors expires at the annual meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the Board of Directors. Any vacancy occurring on the Board of Directors is filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed.
     There are presently 17 members of the Board of Directors. At the March 21, 2007, meeting of the Corporation’s Board of Directors, in accordance with Article 10 of the Corporation’s Bylaws, the directors fixed the number of directors in Class I at 6, the number of directors in Class II at 6 and the number of directors in Class III at 5. Class II will be reduced to 5 Directors upon the retirement of Jack Loew as a Class II Director effective on the date of the meeting. Due to an exemption as a “Controlled Company” under NASDAQ Rules, we are not required to meet NASDAQ independence standards for our Board of Directors. NASDAQ Rules define a “Controlled Company” as one in which more than 50% of the voting power is held by an individual, group or another company. As shown in the above stock ownership table, through its ownership of Class A and Class B common stock, the Daniel M. Tabas Trust and Evelyn R. Tabas control more than 50% of the voting power of the Corporation.
     The Board of Directors has nominated the following 5 persons for election to the Board of Directors as Class II Directors for a term of 3 years:
Anthony J. Micale     Mitchell L. Morgan     Albert Ominsky
Gregory T. Reardon     Robert R. Tabas
CUMULATIVE VOTING
     In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any 2 or more candidates in the class. The 5 candidates receiving the highest number of votes for Class II Director at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights. Joseph P. Campbell and George J. McDonough, the persons named as proxy holders, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how votes are to be cumulated for voting purposes.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND EXECUTIVE OFFICERS
     Information concerning the directors of the Corporation, including the 5 persons nominated for election to the Board of Directors as Class II Directors at the meeting, the 11 continuing directors and the executive officers of the Corporation and all directors and officers as a group, is set forth below, including the number of shares of common stock of the Corporation beneficially owned, as of February 28, 2007, by each of them. The table includes options exercisable within 60 days of February 28, 2007, stock options unexercised but currently exercisable, and stock beneficially owned. Unless otherwise indicated in a footnote, shares, reported in this table are owned directly by the reporting person and such person holds sole voting and investment power with respect to such shares. The percent of class assumes all options exercisable within 60 days of February 28, 2007, have been exercised and, therefore, on a pro forma basis, 11,496,923 shares of Class A common Stock would be outstanding. The information is furnished as of February 28, 2007, on which 11,073,148 Class A shares (exclusive of 215,388 treasury shares) and 2,108,752 Class B shares were issued and outstanding.

			Shares		Percent
		Director	Beneficially		of
Name	Age	Since	Owned		Stock
CLASS I DIRECTORS

Joseph P. Campbell (5)	60	1982	209,618	(A)	1.89%

James J. McSwiggan (1)	51	1992	64,641	(A)	0.58%

Linda Tabas Stempel (2)(4)	55	2003	49,671	(A)	0.45%

Murray Stempel, III (4)	52	1998	88,169	(A)	0.80%

Howard Wurzak (4)	52	1992	91,232	(A)	0.82%

Patrick J. McCormick	49	2006	3,220	(A)	0.03%

			Shares		Percent
		Director	Beneficially		of
Name	Age	Since	Owned		Stock
CLASS II DIRECTORS

Jack R. Loew (6)	59	1997	19,378	(A)	0.17%

Anthony J. Micale	69	1997	14,722	(A)	0.13%

Mitchell L. Morgan	52	2003	33,448	(A)	0.30%

Albert Ominsky	73	1982	43,748	(A)	0.40%
			44,898	(B)	2.13%

			Shares		Percent
		Director	Beneficially		of
Name	Age	Since	Owned		Stock
Gregory T. Reardon	53	1997	11,454	(A)	0.10%

Robert R. Tabas	51	1988	102,161	(A)	0.92%
			6,503	(B)	0.31%

CLASS III DIRECTORS

Carl M. Cousins	74	1993	14,368	(A)	0.13%

John M. Decker	46	1988	66,301	(A)	0.60%

Evelyn R. Tabas (3)(4)	82	2002	1,598,443	(A)	14.44%
			485,011	(B)	23.00%

Edward B. Tepper	67	1986	35,346	(A)	0.32%

NON-DIRECTOR EXECUTIVE OFFICERS

Jeffrey T. Hanuscin	42	2002	8,840	(A)	0.08%
Chief Financial Officer

George McDonough	51	2004	7,316	(A)	0.07%
Corporate Secretary

All directors and executive			6,046,969	(A)	54.61%
Officers as a group and			1,799,947	(B)	85.36%
Tabas Family Trusts
     The information in the preceding table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.
     For purposes of determining beneficial ownership of Class A common stock, we have assumed full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A common stock to which the officer and director would be entitled upon the exercise of his options were added to the shares of Class A common stock currently held by the officer and director and to the total number of shares of Class A common stock outstanding assuming the officer and directors exercised all outstanding exercisable options.
     The percent of stock assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 2007, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 11,496,923 shares of Class A common stock would be outstanding at February 28, 2007.

(1)	James McSwiggan shares with Evelyn R. Tabas and Nicholas Randazzo voting and dispositive control over 1,465,919 shares of Class A common stock and 484,980 shares of Class B common stock held in various Tabas family trusts. These shares are not included in the ownership reported in this table for Mr. McSwiggan. (See footnote (2) on page 2).

(2)	Linda Tabas Stempel shares with Robert R. Tabas and Nicholas Randazzo voting and dispositive control over 3,629,970 shares of Class A common stock and 1,120,779 shares of Class B common stock held in the Daniel M. Tabas Trust. These shares are not included in the share ownership reported in this table for Linda Tabas Stempel or for Robert R. Tabas. (See footnote (1) on page 2).

(3)	See footnotes (2) on page 2 and (4) on page 3.

(4)	Evelyn R. Tabas, Robert R. Tabas, Murray Stempel, Linda Tabas, Howard Wurzak and members of their immediate families and their affiliates, in the aggregate, own 5,396,138 shares of Class A common stock (48.73% of Class A) and 1,612,293 shares of Class B common stock (76.46% of Class B) or 53.55% of Class A assuming full conversion of Class B common stock at a current conversion of 1.15 shares of Class A common stock for each share of Class B common stock.

(5)	Excludes 4,388 shares of Class A common stock subject to options granted in 1997 and 1998 which Mr. Campbell disclaims beneficial ownership of these shares.

(6)	Director Loew is retiring at the end of his term on May 17, 2007.
CLASS I DIRECTORS
     Joseph P. Campbell is the President and Chief Executive Officer of the Corporation and a Director of the Corporation.
     James J. McSwiggan is the Chief Operating Officer of the Corporation and a Director of the Corporation.
     Linda Tabas Stempel is a Director of the Corporation, and is Director of Investor Relations for the Corporation. She is the daughter of Evelyn R. Tabas, the wife of Murray Stempel, III, the sister of Robert R. Tabas and the sister-in-law of Howard Wurzak.
     Murray Stempel, III is an Executive Vice President of Royal Bank America and a Director of the Corporation. Mr. Stempel is the son-in-law of Evelyn R. Tabas, the husband of Linda Tabas Stempel and the brother-in-law of Robert R. Tabas and Howard Wurzak.
     Howard Wurzak is a Director of the Corporation, and is President and CEO of the Hilton Hotel Philadelphia, Regency Palace and Ramada Plaza Hotel and Wurzak Management Corporation. He is the son-in-law of Evelyn R. Tabas, and the brother-in-law of Robert R. Tabas, Murray Stempel, III and Linda Tabas Stempel.
     Patrick J. McCormick is a Director of the Corporation and is a Managing Director of Alvarez and Marsal, a Business Consulting Firm, where he responsible for the Delaware Valley region as well as the Partner-in-Charge for the firm’s Financial Leadership Solutions Practice.
NOMINEES FOR CLASS II DIRECTORS
     Anthony J. Micale is a Director of the Corporation, is President of Micale Management Corporation and owns and operates ten McDonald’s restaurants.
     Mitchell L. Morgan is a Director of the Corporation, and is President of Morgan Properties which owns and manages over 16,500 apartment units.
     Albert Ominsky is a Director of the Corporation, is an attorney and President of the law firm of Ominsky & Ominsky, P.C. in Philadelphia, Pennsylvania.

     Gregory T. Reardon is a Director of the Corporation, is a certified valuation analyst, holds certificates to practice public accounting both in Pennsylvania and Delaware and is President of The Reardon Group, Inc. The Reardon Group, located in Glen Mills, Pennsylvania, comprises Weiss + Reardon & Company, P.C. (a regional public accounting firm); Reardon Consulting, Inc. (a management consulting firm); and Valuation Advisors, Inc. (a business valuation firm). The Reardon Group is devoted to healthcare and other highly regulated industries.
     Robert R. Tabas is the Chairman of the Board and a Director of the Corporation; and is an Executive Vice President of Royal Bank America. He is the son of Evelyn R. Tabas, the brother of Linda Tabas Stempel and the brother-in-law of Howard Wurzak and Murray Stempel, III.
CLASS III DIRECTORS
     Carl M. Cousins is a Director of the Corporation, and is a retired veterinarian.
     John M. Decker is an Executive Vice President of Royal Bank America and a Director of the Corporation.
     Evelyn R. Tabas is a Director of the Corporation and is involved in a variety of community and charitable causes and endeavors including Trustee, Daniel M. Tabas Family Foundation; Trustee, Bank Street College; Director, United Cerebral Palsy, Philadelphia; Founding Member, American Family Institute; and Advisory Board, Drexel University Department of Education. She is the mother of Robert R. Tabas and Linda Tabas Stempel and the mother-in-law of Howard Wurzak and Murray Stempel, III.
     Edward B. Tepper is a Director of the Corporation and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating Committee.
     The Audit Committee met 5 times in 2006. The Audit Committee arranges examinations by the Corporation’s independent registered public accounting firm, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Corporation and the Banks by regulatory agencies, analyzes such reports and reports the results of its analysis of the regulatory reports to the Corporation’s Board. The committee receives reports directly from the Corporation’s internal auditors on a quarterly basis, and recommends any action to be taken. The committee is also responsible for, among other things, assisting the Board of Directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor’s qualification and independence, (iii) the performance of the Corporation’s internal audit function and independent auditors, and (iv) the compliance by the Corporation with legal and regulatory matters. The members of the Audit Committee were Patrick McCormick, Chairperson, Jack R. Loew, and Anthony J. Micale. The Board of Directors has determined that Patrick McCormick is an “Audit Committee Financial Expert” and “Independent” under applicable SEC and NASDAQ Rules. Edward B. Tepper served as a non-voting advisor to the committee at the committee’s discretion.
     The Compensation Committee met 3 times in 2006. The members of this committee were Jack R. Loew, Chairperson, Edward B. Tepper, Carl M. Cousins, Anthony Micale and Robert R. Tabas. The Compensation Committee reviews and determines compensation for all officers and employees of the Corporation. The committee also has the authority to manage, administer, amend and interpret the

Corporation’s Employees’ Stock Option and Appreciation Rights Plan and to determine, among other things:
•	The employees to whom awards shall be made under the plan;

•	The type of the awards to be made and the amount, size and terms of the awards; and

•	When awards shall be granted.
     During February 2007, Jack Loew stepped down as Chairman of the Compensation Committee and the Board of Directors appointed Gregory T. Reardon, an independent director, to replace Mr. Loew.
     The Nominating Committee met 1 time in 2006. The members of this committee were Albert Ominsky, Chairman, Carl Cousins and Edward Tepper, each of whom is a non-employee Director. The Committee was formed in 2003 and held its first meeting in 2003. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rule). The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board of each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation’s offices at 732 Montgomery Avenue, Narberth, PA, 19072. The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. The Nominating Committee has adopted a written Charter that can be accessed on the internet via the Corporation’s website at www.royalbankamerica.com.
     The Board of Directors of the Corporation held twelve formal meetings during 2006. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served. The Corporation has no policy regarding attendance by directors at the Annual Meeting of Shareholders, but all directors attended the 2006 Annual Meeting of Shareholders.
COMPENSATION DISCUSSION AND ANALYSIS
I. General
Rules and Responsibilities
     The primary purpose of the Corporation’s Compensation Committee is to conduct reviews of the Corporation’s general executive compensation policies and strategies and oversee and evaluate the Corporation’s overall compensation structure and programs. Direct responsibilities include, but are not limited to:
a)	evaluation and approval of goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

b)	determination and approval of the compensation level for the chief executive officer;

c)	evaluation and approval of compensation levels of other key executive officers;

d)	evaluation and recommendation to the board for approval of compensation levels and compensation policies of directors;

e)	evaluation and approval of all grants of equity-based compensation for executive officers; and

f)	review of performance-based and equity-based incentive plans for the chief executive officer and other executive officers and reviewing other benefit programs presented to the Committee by the chief executive officer.
     The role of management is to provide reviews and recommendations for the Committee’s consideration, and to manage the Corporation’s executive compensation programs, policies and governance (as it relates to compensation). Direct responsibilities include, but are not limited to:
a)	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Corporation’s objectives;

b)	recommending changes, if necessary, to ensure achievement of all program objectives, and

c)	recommending pay levels, payout and/or awards for key executive officers, other than the chief executive officer.
     From 2004 through the present, the Committee has retained the services of Palmer & Cay and Mosteller and Associates as compensation consultants to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The role of Palmer & Cay and Mosteller and Associates is to provide independent, third-party advice and expertise in executive compensation issues.
Discussion of the Compensation, Discussion and Analysis Disclosure with Management
     The Committee Chair has discussed the Compensation, Discussion and Analysis Disclosure (“C, D & A”) with members of management, including the chief executive officer and chief operating officer. The Committee Chair has also discussed the C, D & A with the Corporation’s outside legal counsel and Mosteller and Associates, an advisor to the Committee.
II. Executive Compensation Program Objectives
1. Compensation Objectives
     The chief compensation objectives (“Objectives”) of the Corporation for executive officers and directors are to (i) establish compensation programs that are competitive in the banking industry so that the Corporation can attract, motivate and retain talented, competent and experienced management and directorship, (ii) ensure that compensation is based upon certain performance measurements so that pay is aligned with performance, (iii) benchmark the Corporation’s performance against peer groups (see below for description) to verify that pay levels versus performance are consistent with pay/performance levels in the banking industry, and (iii) align the interests of the Corporation’s management and directorship with the interests of the Corporation’s shareholders.
     Overall, the Corporation strives to design its compensation program to permit the Corporation to:
a)	support its business plan and strategy by clearly setting forth what is expected of executives with respect to financial results and goals and by rewarding achievement of said results and goals;

b)	allow for recruiting and retaining executive talent; and

c)	align management performance and their interests with the interests of the Corporation’s shareholders.
     Engaged by the Committee, during May 2004 Palmer & Cay issued a report on executive compensation for the Corporation (the “Report”). The peer group used in the report consisted of seventeen (17) financial institutions located in the Philadelphia Greater Metropolitan Area. Fourteen (14) of the institutions were located in Pennsylvania, two (2) were in Maryland and one (1) in Delaware. The institutions ranged in asset size from a low of $830,400,000 to a high of $3,269,200,000. For the Corporation executives in the survey, 2003 salary was used, adjusted by a factor to estimate 2004 salary for each executive. Compared to peers based on market to book, P/E ratio and return on assets, the Corporation was near the top percentile in performance. The Committee adopted the philosophy that although the Corporation was performing near the top percentile, to be somewhat conservative, compensation for executive officers should be competitive with that of peers in the 75th percentile of performance. The following comparisons are made to the 75th percentile survey market rate as contained in the Report (“Peer Percentile”) for five of the named executive officers (excluding Jeffrey Hanuscin). The salary of the executive officers was 82% of Peer Percentile. Short-term incentives (the Performance-based Bonus Plan) were 110% of Peer Percentile. Total cash compensation was 91% of Peer Percentile. This shows that performance-based payments comprise a larger portion of total cash compensation than that of peers. Long –term incentives (i.e. stock options) were 28% of Peer Percentile. Total compensation was 85% of Peer Percentile. The general finding of the Report was that total compensation paid to the named executive officers was reasonable, however, long-term compensation was significantly less than that paid by the Corporations peers.
2. Intent of Program Design
     The Corporation seeks to achieve its compensation Objectives by offering the following key elements of executive compensation:
a)	a base salary;

b)	a performance-based bonus program, paid in cash, that generally comprises a higher percentage of total cash compensation than the Corporation’s peers;

c)	periodic (generally annually) grants of long-term, equity-based compensation. This is comprised generally of stock option grants, however provided the Corporation’s shareholders approve a new omnibus plan at the May 16, 2007 Annual Meeting, a portion of this element may be paid in the form of restricted stock and other types of long-term, equity-based components (subject to Committee approval). Awards of restricted stock will be generally performance-based, requiring the achievement of specific goals; and

d)	a Supplemental Executive Retirement Plan (“SERP”).
     The Corporation intends that the design of the elements of its compensation program reward executive management and directorship for maintaining profitability, longevity, profitable growth, price appreciation of the Corporation’s stock and having high standards of ethics and integrity.
     Throughout its history, the Corporation has focused to a great extent on profitability. Accordingly, the Corporation desired to attract executive talent that was bottom line oriented and was willing to have a larger part of his or her salary subject to profit performance. Therefore, executive officers of the Corporation have a larger portion of their cash compensation earned under a performance plan in which net income is the key element, than do executive officers of most of the Corporation’s peers. This performance pay plan also contains provisions that the amount due an executive under the plan can be reduced or eliminated altogether for unethical behavior.

     To engender longevity in its executives, the Corporation offers a Stock Option Plan, a Supplemental Executive Retirement Plan (“SERP”) and employment contracts to certain executive officers. The current stock option plan has expired and the board has approved the inclusion on the agenda of the May 16, 2007 Annual Shareholders Meeting of the Corporation a proposal to adopt a new omnibus plan under which the Committee could approve the issuance of stock options, restricted stock and other long term equity compensation. Additionally, the omnibus plan would also serve to focus executives on market appreciation of the stock price, thereby further aligning the interests of the executives with those of the Corporations shareholders.
3. Elements of Compensation
   Base Salary
     The objective of base salary is to reflect job duties, inherent value of the executive to the Corporation and performance of the executive considering market competitiveness.
     The Committee relied on a 2004 study by Palmer & Cay to help set base salary for five of its executive officers. Additionally, base salary is set forth in employment contracts for five of the six executives named in the Summary Compensation Table. These base salaries, the amount of any increase in the base salaries from year to year and the base salaries for executives named in the Summary Compensation Table, but who do not have employment contracts are determined by the Committee using a variety of factors, including the following:
a)	the requirements and responsibilities of the position along with, if available, salary norms for executives in comparable positions at peers;

b)	the expertise of the individual executive;

c)	market competition for services of similar executives;

d)	the advice from Palmer & Cay, Mosteller and Associates, and any other third-party advisor to the Committee; and

e)	the recommendations of the Chief Executive Officer (except for his own compensation).
     Base salaries are generally reviewed annually, with third-party analysis performed every two to three years.
     With respect to the named executive officers, all but Jeffrey Hanuscin are employed pursuant to employment agreements. These agreements are described under Employment Agreements below.
     During 2006, the following changes in base salary were approved by the Committee based on an evaluation of the factors listed above and put in place effective January 1, 2006: (i) Joseph P. Campbell’s salary was increased to $385,000 from $365,300; (ii) James J. McSwiggan’s salary was increased to $245,000 from $232,500; (iii) Robert R. Tabas’s salary was increased to $205,000 from $195,000; (iv) Murray Stempel III’s salary was increased to $175,000 from $162,500; and (v) Jeffrey Hanuscin’s salary was increased to $126,000 from $120,000.
   Performance-based Bonus Program
     The Corporation’s objective under the Performance-based Bonus Plan (“Bonus Plan”) is to ensure that executive officers and staff are focused on keeping the Corporation profitable. Each year, a portion of the Corporation’s net income is allocated to the Bonus Plan from which performance-based bonus payments are made. If the Corporation has a net loss, no payments to any employees are made under the Bonus Plan.

     Generally, the cash portion of total compensation paid to executives is comprised of base salary and performance-based bonus payments. The generally philosophy of the Corporation is to attract bottom-line oriented executives who are willing to have a larger portion of their total cash compensation based on meeting performance targets and goals than is typical of the Corporation’s peers.
     For executive officers, the Bonus Plan creates a fund equal to 5% of annual net income of the Corporation (“Bonus Fund”). The Bonus Fund is then allocated 82.5% to executive officers and 17.5% to other officers, department heads and key employees. The Committee has approved a specific percentage of the Bonus Fund for each executive officer and participating non-executive officer and employee. The amount of the allocated Bonus Fund is then multiplied by the specific percentage approved for each participant to arrive at the amount paid to the participant.
     The Committee and the Chief Executive Officer (except for his own payment) has the authority to decrease the payment to any participant based on individual performance over the year. In addition, the Committee and the Chief Executive Officer also has the authority to reduce or eliminate altogether the payment due a participant under the Bonus Plan for unethical behavior or behavior prohibited under any policy of the Corporation.
     For 2006, the following payments were made to named executives under the Bonus Plan: (i) Joseph P. Campbell was paid $346,970; (ii) James J. McSwiggan was paid $169,037; (iii) Robert Tabas was paid $124,553; (iv) Murray Stempel III was paid $120,105; and (v) Jeffrey Hanuscin was paid $27,509.
   Long-term Incentive Compensation (Equity-based Plan)
     The long-term incentive program, which is equity-based, provides a periodic award, generally annual, to the named executive officers and other key staff members. Under the current Option Plan, it was the practice of the Committee to allow sufficient time to evaluate the plan and set grants, following the start of each year. The Committee’s philosophy was that if options were awarded at a set time period each year, the Corporation could not be viewed as timing grant issuance to stock price performance. Since the inception of the Option Plan in 1990, with the exception of two years, all grants were issued in April of each year. As the Option Plan neared exhaustion and expiration, approval from the Corporation’s shareholders to issue additional shares for grants and extend the plan expiration was needed. Accordingly, for 2005 and 2006, grants were issued during June, following the approval received at the May Annual Shareholder Meetings in each of those years. For 2007, shareholder approval of the newly proposed omnibus plan is required. Therefore, the Committee expects to award grants for 2007 during June 2007, provided said shareholder approval of the plan is received at the May 2007 Shareholders Meeting. For years subsequent to 2007, the Committee expects to adopt the practice of issuing grants during May of each year. The chief program objective is to align executive officer compensation over a multi-year period directly with the interests of the Corporation’s shareholders by rewarding the creation and preservation of long-term shareholder value. This long-term award has generally been in the form of stock options that expire in 10 years and vest at twenty percent (20%) per year. The Corporation has named the program the Employee Stock Option Plan (“Option Plan”). Generally, stock options expire upon separation of employment. By basing the long-term incentive on the above terms, not only does the program encourage the executive officer to create and maintain stock market value, but provides an incentive to continue employment with the Corporation, thus helping the Corporation to retain talented, motivated executives.
     Under the Option Plan, each participant is granted an award by job title. The Committee has set a percentage equal to the ratio of the participant’s base salary in relation to the aggregate base salary of all participants with similar job titles. The Committee also sets an aggregate number of stock options to be awarded under the Option Plan for a respective year and allocates that aggregate award among the job title classes (“Class Award”). The Class Award is then multiplied by the participant’s individual percentage (calculated as per above) to arrive at the specific stock option award granted to that participant.
     The exercise or strike price of the grant is set at fair market value defined as the average of the high and low trading price for the Corporation’s stock on the NASDAQ Stock Market for the date of grant. The Corporation believes that the average of the high and low price on the grant date is a better reflection of fair market value than the more volatile closing price. The Corporation will not grant stock options with exercise prices below fair market value. The Corporation will not reduce the exercise price of outstanding options below the fair market value exercise price that was set at the original time of grant.
     The Option Plan has expired. The last grant under the Option Plan was awarded in June 2006. The Corporation’s Board of Directors has approved submitting to the Corporation’s shareholders at the May 16, 2007 Annual Shareholders meeting a proposal to approve a new long-term incentive program (“Omnibus Plan”) (see Matter No. 2 – Proposal to Approve 2007 Long-Term Incentive Plan). This Omnibus Plan would allow for the award of stock options, restricted stock and other components of long-term compensation. Any restricted stock issued under the Omnibus Plan would be subject to performance goals adopted by the Committee.
     For information on awards granted to the named executive officers under the Option Plan during 2006, please see the tables below.
   Retirement Plan (SERP)
     The Corporation maintains a non-contributory, non-qualified, defined benefit pension plan commonly know as a Supplemental Executive Retirement Plan. Twenty three (23) employees are currently participants in the SERP Plan. The SERP Plan is a non-qualified, defined benefit plan. The Committee selects key employees to participate in the plan based on their perceived value to the Corporation, their position and labor market competition for individuals in similar job positions and similar talent. All of the named executives are participants in the SERP Plan. The SERP provides retirement benefits under trust contracts, funded by death benefits payable under corporate owned and bank owned life insurance contracts. Please see the below Retirement Plans section for more information.
   Benefits and perquisites
     In addition to benefits provided under plans to all employees (i.e. health insurance, 401(k) participation, etc), the Corporation provides certain named executive officers with car allowances and an allowance for country club membership. In determining the amounts of the benefits and perquisites, the Committee relies on the practices generally common in the banking industry, recommendations from management and advice from third-parties. Please see the Summary Compensation Table for the amounts of such perquisites provided during 2006.

III. Director Compensation
     Similar to executive officers and staff, the Corporation desires to attract and retain talented, motivated and competent directors for its Board. The Corporation has established key objectives for board compensation of encouraging longevity and attendance at meetings. To facilitate this, the Corporation has designed compensation and long-term incentives for its Board members.
     Please see the below Director Compensation Table section for more information and narrative
IV. Tables and other narrative disclosures
Summary Compensation Table

							Change in Pension Value
							and Nonqualified
				Stock	Option	Non-Equity Incentive	Deferred Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Plan Compensation	Earnings	Comp.	Total
Position	Year	($)	($)(1)	($)	($)	($)	($)	($)(2)	($)
Joseph P. Campbell	2006	385,000	346,970	0	194,214	0	127,369	52,845	1,106,398
Principal Executive Officer President and CEO

Jeffrey Hanuscin	2006	126,000	27,509	0	19,229	0	15,272	7,668	195,678
Principal Financial Officer Chief Financial Officer

James McSwiggan	2006	245,000	169,037	0	72,070	0	128,392	47,000	661,499
Chief Operating Officer

Robert R. Tabas	2006	205,000	124,553	0	59,201	0	86,668	44,500	519,922
Chairman and Executive Vice President

Murray Stempel III Executive Vice President	2006	175,000	120,105	0	48,245	0	90,911	45,750	480,011

(1)	The Bonus payments to the above named executive officers are performance based and tied to goals set by the Compensation Committee

(2)	Please see the below table for a break down of the items and amounts comprising All Other Compensation
     The hypothetical value of the amounts included in the Summary Compensation Table under Option Awards is equal to the fair value of the options on the grant date used to determine the compensation expense associated with the grant to the Corporation under FASB 123R determined under the Black-Sholes valuation model. The valuations were based upon the assumptions set forth in the table below. It should be noted that this model is only one of the methods available for valuing options, and the Corporation’s use of the model should not be interpreted as a prediction as to the actual value that may be realized on the options. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Corporation’s stock over the exercise price of the option.

Assumptions used in Black-Scholes model in calculating option values for 2006

Estimated time until exercise	7 years
Risk-free rate	4.71%
Volatility rate	24.47%
Dividend yield	4.09%
     The following table sets forth information identifying the items and amounts that comprise All Other Compensation reflected in the Summary Compensation Table above.
Components of All Other Compensation

Name and Principal		Automobile Benefit	401 (k) Employer		Club dues		Total
Position	Year	($)	Contribution ($)	Directors fees ($)	allowance ($)	Other fees ($)	($)
Joseph P. Campbell	2006	15,845	2,500	29,500	5,000	0	52,845
Principal Executive Officer President and CEO

Jeffrey Hanuscin	2006	4,068	2,500	0	0	1,100	7,668
Principal Financial Officer Chief Financial Officer

James McSwiggan	2006	12,000	2,500	27,500	5,000	0	47,000
Chief Operating Officer

Robert R. Tabas	2006	12,000	2,500	25,000	5,000	0	44,500
Chairman and Executive Vice President

Murray Stempel III Executive Vice President	2006	12,000	2,500	26,250	5,000	0	45,750
     The Corporation pays the named executive officers the amounts for the items reflected in the above table as they facilitate sales generation, assist the executive with the exercise of his duties or are competitive with what peers provide in the market. The above table does not include benefits provided all employees under plans such as medical health coverage, disability coverage, life insurance and benefits made available under cafeteria plans.
Grants of Plan Based Awards Table
     Management of the Corporation utilizes input from professional advisors, publications and similar sources in determining practices and terms of the Option Plan and Director Plan (defined below) to develop recommendations to the Committee. This would also include recommending new key staff as participants in the Option Plan. Management may also from time to time give the Committee input on the aggregate amount of options to be awarded under the Option Plan during a fiscal year, and changes to award allocation methods. Management does not make any recommendation on awards for the chief executive officer. The Committee then takes the input from management and consults with its compensation consultant, Mosteller and Associates and other advisors in determining the adoption of any plan changes, allocation changes or awards of stock options. Once the awards are determined, the Committee reviews any award for the chief executive officer with the Corporation’s board. The grants are issued on the date the Committee gives its approval.

     The following table provides information regarding stock options granted to the named executives during 2006. The stock options have an exercise price set at fair market value on the date of grant. Fair market value is defined as the average of the high and low trading price on the NASDAQ Stock Market on the day on which the option was awarded. The options have a 10 year life and vest at 20% per year over 5 years, beginning one year from the grant date. The options are subject to acceleration under certain circumstances. The Committee administers the plan, and has no intent of modifying, extending or accelerating options, other than as provided for in the Option Plan. Generally, unexercised options expire upon an executive separating from employment. There were no other grants of equity based awards.
Stock Options Granted Table

								All Other Stock	All Other Option		Exercise or
		Estimated future payouts under			Estimated future payouts under			Awards:	Awards: Number of		Base Price of
		non-equity incentive plan awards			equity incentive plan awards			Number of	Securities	Closing	Option
Name and Principal	Grant	Threshold		Maximum	Threshold	Target	Maximum	Shares of Stock or	Underlying Options	Price	Awards
Position	Date	($)	Target ($)	($)	($)	($)	($)	Units (#)	(#) (1)	($/Sh)	($/Sh) (1)
Joseph P. Campbell	6/29/06	0	0	0	0	0	0	0	30,318	$22.40	$21.78
Principal Executive Officer President and CEO

Jeffrey Hanuscin	6/29/06	0	0	0	0	0	0	0	7,317	$22.40	$21.78
Principal Financial Officer Chief Financial Officer

James McSwiggan	6/29/06	0	0	0	0	0	0	0	14,225	$22.40	$21.78
Chief Operating Officer

Robert R. Tabas	6/29/06	0	0	0	0	0	0	0	11,901	$22.40	$21.78
Chairman and Executive Vice President

Murray Stempel III Executive Vice President	6/29/06	0	0	0	0	0	0	0	10,160	$22.40	$21.78

(1)	Amounts have been adjusted to reflect a 5% stock dividend paid in February 2007
     Under the Option Plan, the exercise price is at fair market value defined as the average of the high and low trading price on the NASDAQ Stock Market on the date of grant. The Committee approved the grant on June 29, 2006. For the Corporation’s stock, on June 29, 2006 the high was $23.52, the low was $22.21 and the average was $22.865. The exercise price of the grant was set at $22.865. Due to a 5% stock dividend paid in February 2007, the exercise price adjusts to $21.78 currently. The closing price (adjusted for the 5% stock dividend) was $22.40.

Outstanding Equity Awards Table
     The table that follows provides information on outstanding stock options awarded to the named executives as of December 31, 2006. All awards are stock options and no other equity-based award has been granted, including stock awards such as restricted stock.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive Plan	Plan Awards:
			Equity Incentive					Awards:	Market or
			Plan Awards Number					Number of	Payout Value
	Number of	Number of	of Securities			Number of	Market Value	Unearned	of Unearned
	Securities	Securities	Underlying	Options		Shares or Units	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Unexercised	Exercise		of Stock That	Units of Stock	or Other Rights	or Other Rights
Name and Principal	Unexercised Options	Unexercised Options	Unearned Options	Price	Option	Have Not	That Have Not	That Have Not	That Have Not
Position	(#) Exercisable	(#) Unexercisable	(#)	($)	Expiration Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Joseph P. Campbell	2,622	0	0	$9.125	4/19/07	0	0	0	0
Principal Executive	1,766	0	0	$13.776	4/19/08	0	0	0	0
Officer	4,666	0	0	$10.584	4/19/09	0	0	0	0
President and CEO	9,577	0	0	$11.723	4/19/10	0	0	0	0
	28,896	0	0	$11.903	4/19/11	0	0	0	0
	21,806	5,452	0	$17.906	4/19/12	0	0	0	0
	16,451	10,968	0	$18.273	4/21/13	0	0	0	0
	23,091	34,636	0	$22.382	4/22/14	0	0	0	0
	12,370	49,480	0	$21.886	6/16/15	0	0	0	0
	0	30,318	0	$21.781	6/29/16	0	0	0	0

Jeffrey Hanuscin	1,453	363	0	$17.936	4/19/12	0	0	0	0
Principal Financial	1,447	964	0	$18.283	4/21/13	0	0	0	0
Officer	2,474	3,711	0	$22.386	4/22/14	0	0	0	0
CFO	1,149	4,595	0	$21.889	6/16/15	0	0	0	0
	0	7,317	0	$21.782	6/29/16	0	0	0	0

James McSwiggan	10,073	2,518	0	$17.908	4/19/12	0	0	0	0
COO	6,806	4,538	0	$18.276	4/21/13	0	0	0	0
	9,880	14,820	0	$22.382	4/22/14	0	0	0	0
	2,226	8,904	0	$21.888	6/16/15	0	0	0	0
	0	14,225	0	$21.782	6/29/16	0	0	0	0

Robert R. Tabas	3,750	0	0	$9.130	4/19/07	0	0	0	0
Chairman and	2,527	0	0	$13.776	4/19/08	0	0	0	0
EVP	3,336	0	0	$10.594	4/19/09	0	0	0	0
	3,102	0	0	$11.737	4/19/10	0	0	0	0
	10,588	0	0	$11.906	4/19/11	0	0	0	0
	7,936	1,984	0	$17.909	4/19/12	0	0	0	0
	5,698	3,799	0	$18.276	4/21/13	0	0	0	0
	8,272	12,407	0	$22.383	4/22/14	0	0	0	0
	1,867	7,466	0	$21.888	6/16/15	0	0	0	0
	0	11,901	0	$21.782	6/29/16	0	0	0	0

Murray Stempel III	1,241	0	0	$9.152	4/19/07	0	0	0	0
EVP	1,521	0	0	$13.812	4/19/08	0	0	0	0
	2,123	0	0	$10.595	4/19/09	0	0	0	0
	2,173	0	0	$11.739	4/19/10	0	0	0	0
	8,013	0	0	$11.909	4/19/11	0	0	0	0
	6,103	1,526	0	$17.913	4/19/12	0	0	0	0
	4,748	3,166	0	$18.279	4/21/13	0	0	0	0
	6,892	10,339	0	$22.384	4/22/14	0	0	0	0
	1,556	6,223	0	$21.888	6/16/15	0	0	0	0
	0	10,160	0	$21.783	6/29/16	0	0	0	0

Option Exercises and Stock Vested Table
     The following table sets forth information on stock options exercised during 2006 by the named executive officers. Only one executive officer exercised stock options during 2006. The Corporation does not presently issue restricted stock or other forms of stock awards, no vesting of such awards can occur.
     The amount realized by the exercising executive officer is equal to (x) the difference between (i) the average of the high and low trading price of the Corporation’s stock on the NASDAQ Stock Market on the last trading day prior to the day on which the executive officer exercised stock options, and (ii) the exercise or strike price of the options exercised, and (y) multiplied by the number of options exercised.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
Name and Principal	Acquired on Exercise	Value Realized Upon	Acquired on Vesting	Value Realized on
Position	(#)	Exercise ($)	(#)	Vesting ($)
James McSwiggan	26,327	$350,965	0	0
Chief Operating Officer
Retirement Plans
     In order to be competitive in the labor market for executive officers and other key staff, the Corporation provides retirement benefits under a SERP Plan, the Royal Bank America Supplemental Executive Retirement Plan. In addition to being competitive, offering the SERP Plan helps meet the Corporation’s objective of retaining and attracting executive talent.
     The SERP Plan is a non-contributory, non-qualified, defined benefit pension plan. This plan provides for retirement benefits to certain employees under a trust contract. The SERP Plan is unfunded, but death benefits payable under certain life insurance contracts fund a trust which will reimburse the Corporation for retirement benefits paid to participants.
     Benefits under the SERP program are based on the participants number of credited years of service, the average of the highest consecutive three years base salary, for certain executive officers twenty five percent (25%) of the average of the performance bonus paid during the highest consecutive three years of base salary, multiplied by a percentage set for each class of participant. Except for certain executive officers who are vested in the SERP Plan, any participant must be employed until retirement age to receive plan benefits. Any participant who was added to the SERP on or after January 1, 2003 must have 10 consecutive years of service with the Corporation in order to be eligible for retirement benefits under the SERP. Benefits payable under the SERP are limited by annual caps. For the below chart, all of the executives named in the Summary Compensation Table are in Group 1, except Jeffrey Hanuscin who is in Group 2. The caps and percentages applicable to each group are set forth below:

Class	Annual Cap	Percentage of Base	Percentage of Bonus
Group 1	$185,000 Base component	50%	25%
	$80,000 Bonus component
Group 2	$50,000 Base component	35% (1)	0%
Group 3	$20,000 Base component	20%	0%

(1)	CFO Jeffrey Hanuscin and one other Royal Bank officer are members of Group 2, but have been awarded a 50% percentage of base
     Retirement age under the SERP Plan is 60 years of age. Joseph Campbell, the Corporation’s President and CEO, has reached retirement age. Combining both the base annual cap and the performance bonus annual cap, retirement benefits payable to Mr. Campbell under the SERP Plan would be limited to $265,000 per year. In order to induce Mr. Campbell to remain in his current position beyond age 60, the Committee has approved exempting Mr. Campbell from the caps under the SERP and allowed his benefits to increase by the actuarial equivalent of the benefit Mr. Campbell would have received had he retired on the date he attained normal retirement age. Actuarial equivalent means with respect to a given benefit, any other benefit provided under the terms of the SERP Plan which has the same present or equivalent value on the date the given benefit payment commences, based on the use of actuarial equivalent factors adopted by the Corporation and being used to value the SERP Plan liabilities at the time of the calculation. The Corporation has engaged a third-party administrator which provides any required actuarial services.
     See the following Pension Benefits Table for the estimated present value of retirement benefits payable to named executive officers under the SERP Plan.
Pension Benefits Table
     The below table provides information on the estimated present value of retirement benefits payable under the SERP Plan, the only retirement benefits offered by the Corporation outside of its 401(k) plan. The value is based on the actuarial present value of the accumulated benefits provided under the plan. With the exception of Jeffrey Hanuscin, all named executive officers are fully vested under the SERP Plan. John Decker, an executive vice president of Royal Bank America is the only other person fully vested under the SERP Plan. Provided he is still employed with the Corporation, Mr. Hanuscin will vest upon attainment of normal retirement age (60), or early retirement age (55). Should a participant elect to retire at the early retirement age of 55, the benefits payable under the SERP Plan are reduced by an actuarial equivalent of the amount of benefits that would be payable at normal retirement age of 60.
     Please see above for information on how benefits payable under the SERP are calculated and applicable caps on benefits. Retirement benefits are paid annually for the life of the participant, with a minimum guarantee of 10 years of benefits. The Corporation accrues an expense each year for the cost of the SERP Plan. See below for information on how the accrual is made.
     The following examples provide estimates of benefits payable to the named executives under the SERP. Please note that the examples assume that the highest consecutive three year average base salary and performance bonus are the amounts listed for each named executive in the Summary Compensation Table and that each named executive retires at normal retirement age.

     Using an average base salary of $385,000 and performance bonus of $346,970, Mr. Campbell would be entitled to 50% of $385,000, or $192,500 and 25% of $346,970, or $86,743. The base salary cap of $185,000 and the performance bonus cap of $80,000 would apply in this example, so the total annual benefit payable to Mr. Campbell would be $265,000. Please note that this amount is for purposes of this example. The actual retirement benefit payable to Mr. Campbell would be the actuarial equivalent increase of the $265,000 as of the date of Mr. Campbell’s actual retirement. By way of example, if Mr. Campbell retires at the age of 61, according to NYLEX, the actuarial increase to his age 60, $265,000 retirement benefit would be $21,000. Therefore, his annual benefit under the SERP Plan for an age 61 retirement would be $286,000.
     Using an average base salary of $126,000, Mr. Hanuscin would be entitled to 50% of $126,000 or $ 63,000. The base salary cap of $50,000 would apply in this example, so the total annual benefit payable to Mr. Hanuscin would be $50,000.
     Using an average base salary of $245,000 and performance bonus of $169,037, Mr. McSwiggan would be entitled to 50% of $245,000, or $122,500 and 25% of $169,037, or $42,259. The base salary cap of $185,000 and the performance bonus cap of $80,000 would not apply in this example, so the total annual benefit payable to Mr. McSwiggan would be $164,759.
     Using an average base salary of $205,000 and performance bonus of $124,553, Mr. Tabas would be entitled to 50% of $205,000, or $102,500 and 25% of $124,553, or $31,138. The base salary cap of $185,000 and the performance bonus cap of $80,000 would not apply in this example, so the total annual benefit payable to Mr. Tabas would be $133,638.
     Using an average base salary of $175,000 and performance bonus of $120,105, Mr. Stempel would be entitled to 50% of $175,000, or $87,500 and 25% of $120,105, or $30,026. The base salary cap of $185,000 and the performance bonus cap of $80,000 would not apply in this example, so the total annual benefit payable to Mr. Stempel would be $117,526.
     The above are examples and not the actual retirement benefits that will be paid under the SERP to the named executives. Actual benefits will be calculated in accordance with the terms of the SERP upon the actual retirement of the respective executive.
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Pension Benefits Table

		Number of Years	Present Value of	Payments During
Name and Principal		Credited Service	Accumulated Benefit	Last Fiscal Year
Position	Plan Name	(#)	($)	($)
Joseph P. Campbell	Royal Bank America	15	$3,490,179	$—
Principal Executive Officer	Supplemental Executive Retirement Plan
President and CEO

Jeffrey Hanuscin	Royal Bank America	6	$249,901	$—
Principal Financial Officer	Supplemental Executive Retirement Plan
Chief Financial Officer

James McSwiggan	Royal Bank America	15	$1,398,698	$—
Chief Operating Officer	Supplemental Executive Retirement Plan

Robert R. Tabas	Royal Bank America	20	$1,072,221	$—
Chairman and	Supplemental Executive Retirement Plan
Executive Vice President

Murray Stempel III	Royal Bank America	13	$993,082	$—
Executive Vice President	Supplemental Executive Retirement Plan
     Under Generally Accepted Accounting Principles, the present value of the benefits to be received by the SERP Plan participants over their actuarial lives, must be accrued and expensed by the Corporation during each year of the participant’s employment years with the Corporation. The above table is the aggregate amount of the present value accruals from the date the named executive became a participant in the SERP Plan through December 31, 2006.
Non-Qualified Deferred Compensation Table
     The Corporation does not provide any non-qualified deferred compensation plans at this time.
Other Potential Post-Employment Payments
     Following a Change in Control as defined in the Stock Option Plan and Director Plan, all outstanding unvested stock options held by all employees and directors immediately vest.
     Except for obligations under employment contracts to certain named executive officers as detailed below, the Corporation does not have any other potential post-employment payment obligations.
          Employment Contracts
     The Corporation, Royal Bank America and Royal Asian Bank are parties to employment contracts provided to Joseph Campbell, President and CEO, Edward Shin, President and CEO of Royal Asian Bank, Robert Tabas, Chairman and Executive Vice President, James McSwiggan, Chief Operating Officer, Murray Stempel, III, Executive Vice President and John Decker, Executive Vice President. All of these employment contracts contain other potential post-employment payment obligations.
     Joseph P. Campbell: Mr. Campbell is employed as President and CEO of the Corporation and Royal Bank America pursuant to an employment contract effective as of August 20, 2004 and amended on August 16, 2006 and September 11, 2006. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of a company the size and nature of the Corporation. The contract has a three year term, and extends daily for a three year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. Campbell receive an initial base salary of $385,000. Mr. Campbell is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. Campbell is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. Campbell’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. Campbell. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. Campbell, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 2.99 and the Benefit Period is defined as 3 years.
     James J. McSwiggan: Mr. McSwiggan is employed as Chief Operating Officer of the Corporation and Royal Bank America pursuant to an employment contract effective as of August 20, 2004 and amended on August 16, 2006 and September 22, 2006. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as chief operating officer of a company the size and nature of the Corporation. The contract has a three year term, and extends daily for a three year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. McSwiggan receive an initial base salary of $245,000. Mr. McSwiggan is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. McSwiggan is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. McSwiggan’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. McSwiggan. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. McSwiggan, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 2.99 and the Benefit Period is defined as 3 years.
     Robert R. Tabas: Mr. Tabas is employed as Chairman of the Corporation and Executive Vice President of Royal Bank America pursuant to an employment contract effective as of August 24, 2004 and amended on August 16, 2006, October 11, 2006 and February 22, 2007. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as chairman and executive vice president of a company the size and nature of the Corporation. The contract has a two year term, and extends daily for a two year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. Tabas receive an initial base salary of $205,000. Mr. Tabas is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. Tabas is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. Tabas’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. Tabas. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. Tabas, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 1.99 and the Benefit Period is defined as 2 years.
     Edward Shin: Mr. Shin is employed as President and CEO of the Royal Asian Bank, a wholly owned subsidiary of the Corporation, pursuant to an employment contract effective as of August 24, 2004 and amended on August 16, 2006, September 21, 2006 and February 22, 2007. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of a company the size and nature of Royal Asian Bank. The contract has a two year term, and extends daily for a two year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. Shin receive an initial base salary of $165,000. Mr. Shin is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. Shin is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. Shin’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. Shin. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. Shin, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 1.99 and the Benefit Period is defined as 2 years.
     For Mr. Shin, the Committee has approved that when net income for Royal Asian Bank reaches $500,000 in a fiscal year, the Executive Termination Multiple shall increase to 2.99. The net income for Royal Asian Bank did not reach $500,000 during 2006.
     Murray Stempel, III: Mr. Stempel is employed as Executive Vice President of the Corporation and Royal Bank America pursuant to an employment contract effective as of August 23, 2004 and amended on August 16, 2006, September 22, 2006 and February 22, 2007. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as executive vice president of a company the size and nature of the Corporation. The contract has a two year term, and extends daily for a two year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. Stempel receive an initial base salary of $175,000. Mr. Stempel is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. Stempel is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. Stempel’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. Stempel. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. Stempel, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 1.99 and the Benefit Period is defined as 2 years.
     John Decker: Mr. Decker is employed as Executive Vice President of the Corporation and Royal Bank America pursuant to an employment contract effective as of August 27, 2004 and amended on August 16, 2006, September 29, 2006 and February 23, 2007. Under the contract, he has the duties and responsibilities customarily exercised by the person serving as executive vice president of a company the size and nature of the Corporation. The contract has a two year term, and extends daily for a two year period, unless terminated in accordance with its terms by either party thereto. The contract provides that Mr. Decker receive an initial base salary of $175,000. Mr. Decker is also eligible for an annual performance-based bonus under the Corporation’s Performance-based Bonus Program, detailed above. Mr. Decker is also entitled to receive equity-based, long-term incentive awards under the Corporation’s Stock Option Plan, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, disability insurance and the like. The Committee will determine the form and terms of any award granted under the Stock Option Plan and similar equity-based plans the Corporation may offer in the future. Mr. Decker’s employment contract provides for termination for “cause”, termination by him for “good reason” and termination by him for “change in control”. Termination for “good reason” and “change in control” obligate the Corporation to certain payments and benefits to Mr. Decker. Please see the below Termination and Change in Control section for a description of these payments and benefits. For Mr. Decker, the Executive Termination Multiple used in the Termination and Change in Control section is defined as 1.99 and the Benefit Period is defined as 2 years.
     Termination and Change in Control Provisions
     Each employment contract for the above executives has the following terms with respect to termination and change in control events:
     The executive may be terminated for “cause”, which is defined as (i) conviction of a felony or entering a guilty plea or nolo contendere to a felony; (ii) willful failure to follow instructions from the Corporation’s board of directors; (iii) willful failure to perform his duties; (iv) intentional violation of the provision of his employment contract; (v) dishonesty in the performance of his duties; (vi) removal or prohibition from being employed by a financial institution by order of a federal banking regulator; (vii) willful engaging in conduct injurious to the Corporation; (viii) breach of his fiduciary duty to the Corporation; (ix) willful violation of (a) any material law, rule or regulation applicable to the Corporation, (b) any cease and desist order issued by an applicable regulatory agency; (x) conduct on his part that brings public discredit to the Corporation or that is clearly contrary to the best interests of the Corporation; (xi) unlawful harassment against employees, customers, business associates, contractors or vendors of the Corporation; (xii) any act of fraud or misappropriation against the Corporation or its customers, employees, contractors or business associates; (xiii) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied materially misleading, in application or other information provided by him to the Corporation in connection with his employment; and (xiv) the existence of any material conflict between the interest of the Corporation and him that is not disclosed in writing by him to the Corporation prior to action and approved by the Corporation’s board of directors. Some of the foregoing for “cause” termination events have a right to cure period.
     Note that the Corporation has no obligations to the executive for terminations for “cause”.
     The executive has the right to terminate his employment for “good reason” which is defined as (i) the assignment of duties and responsibilities inconsistent with his status of his position (as defined in the respective executive section above) with the Corporation; (ii) a reassignment which requires him to move his principal residence; (iii) any removal of him from office or employment, except for any termination for “cause” (see above); (iv) and reduction in his base salary as in effect on the date hereof or as increased from time to time; and (v) any failure of the Corporation to provide him with benefits as least as favorable as those enjoyed by him under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Corporation, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees.

     If the executive terminates his employment with the Corporation for “good reason” or if the Corporation is in breach of his employment contract, the executive is entitled to receive (i) the Executive Termination Multiple (as defined in each respective executive’s section above) times the sum of (x) his base salary, and (y) his performance bonus payment, payable in a lump sum; (ii) for the Benefit Period (as defined in each respective executive’s section above) from the date of termination, or until he secures substantially similar benefits through other employment, whichever shall first occur, a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to him during the two (2) years prior to his termination of employment, or the Corporation cannot provide such benefits because he is no longer an employee, a dollar amount equal to the cost to him of obtaining such benefits (or substantially similar benefits), not to exceed one hundred twenty percent (120%) of the Corporation’s cost to provide such benefits to an employee; and (iii) to the extent the foregoing described payments, when added to all other amounts of benefits provided to or on behalf of him in connection with termination of his employment, would result in the imposition of an excise tax under Section 4999 of the Internal revenue Code of 1986, as amended, such payments shall be retroactively (if necessary) increased to the extent necessary to cover such excise tax imposition.
     The executive may resign from employment within ninety (90) days following a Change in Control (as defined in section 5(b) of the employment contract) if there shall be (i) any involuntary termination of his employment, other than for “cause” (see above); (ii) any reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities or authority as such may be increased from time to time during the term of the employment contract; (iii) the assignment to him of duties inconsistent with his office on the date of the Change in Control or as same may be increased from time to time after the Change in Control; (iv) any reassignment of him to a location greater than fifty (50) miles from the location of his office on the date of the Change in Control; (v) any significant reduction in his compensation as provided in Section 4 of the employment contract in effect on the date of the Change in Control or as the same may be increased from time to time after the Change in Control; (vi) any failure to provide him with benefits at least as favorable as those enjoyed by him under any of the Corporation’s retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which he participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control; (vii) any requirement that he travel in performance of his duties on behalf of the Corporation for a significantly greater period of time during any year than was required of him during the year preceding the year in which the Change in Control occurred; or (viii) any sustained pattern of interruption or disruption of him for matters substantially unrelated to his discharge of his duties on behalf of the Corporation. Following his resigning from employment following a Change in Control, the executive is entitled to the following payments and benefits from the Corporation (i) the Executive Termination Multiple (as defined in each respective executive’s section above) times the sum of (x) his base salary, and (y) his performance bonus payment, payable in a lump sum; (ii) for the Benefit Period (as defined in each respective executive’s section above) from the date of termination, or until he secures substantially similar benefits through other employment, whichever shall first occur, a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to him during the two (2) years prior to his termination of employment, or it the Corporation cannot provide such benefits because he is no longer an employee, a dollar amount equal to the cost to him of obtaining such benefits (or substantially similar benefits), not to exceed one hundred twenty percent (120%) of the Corporation’s cost to provide such benefits to an employee; and (iii) to the extent the foregoing described payments, when added to all other amounts of benefits provided to or on behalf of him in connection with termination of his employment, would result in the imposition of an excise tax under Section 4999 of the Internal revenue Code of 1986, as amended, such payments shall be retroactively (if necessary) increased to the extent necessary to cover such excise tax imposition.

     Provided that the executive meets certain requirements under the employment contract and the Internal Revenue Code of 1986, as amended, the executive is entitled to receive the severance amounts detailed above in installments rather than in a lump sum.
     Payments by the Corporation under the above employment contracts are subject to the executive complying with non-compete clauses, non-solicitation clauses and proprietary property clauses in favor of the Corporation. Should the executive breach any of these clauses, then the Corporation can cease any payments due the executive and seek to recover any payments previously made to the executive under the contract.
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     The below table is an estimate of payments due the named executive officers in the event a termination event or a Change in Control occurred on December 31, 2006:

			Absent a change in control
		Voluntary
		Termination			Following a change in control
		or Involuntary	Involuntary	Termination	Involuntary	Termination
		Termination	Termination	For Good	Termination	For Good
		For Cause	Not For Cause	Reason	Not For Cause	Reason
Joseph Campbell	Base salary	$—	$1,155,000	$1,155,000	$1,155,000	$1,155,000
President and CEO	Bonus (STI)	$—	$1,040,910	$1,040,910	$1,040,910	$1,040,910
	Long-term Incentive	$—	$—	$—	$—	$—
	Medical continuation	$—	$45,000	$45,000	$45,000	$45,000
	Death benefits	$—	$—	$—	$—	$—
	Monthly disability benefits	$—	$—	$—	$—	$—
	Value of accelerated stock options	$—	$—	$—	$309,726	$309,726
	Value of accelerated restricted stock	$—	$—	$—	$—	$—
	280G Gross Up	$—	$306,930	$306,930	$368,875	$368,875

Total		$—	$2,547,840	$2,547,840	$2,919,510	$2,919,510

James McSwiggan	Base salary	$—	$735,000	$735,000	$735,000	$735,000
Chief Operating Officer	Bonus (STI)	$—	$507,111	$507,111	$507,111	$507,111
	Long-term Incentive	$—	$—	$—	$—	$—
	Medical continuation	$—	$45,000	$45,000	$45,000	$45,000
	Death benefits	$—	$—	$—	$—	$—
	Monthly disability benefits	$—	$—	$—	$—	$—
	Value of accelerated stock options	$—	$—	$—	$104,433	$104,433
	Value of accelerated restricted stock	$—	$—	$—	$—	$—
	280G Gross Up	$—	$—	$—	$189,274	$189,274

Total		$—	$1,287,111	$1,287,111	$1,580,818	$1,580,818

Robert Tabas	Base salary	$—	$410,000	$410,000	$410,000	$410,000
Chairman and	Bonus (STI)	$—	$249,106	$249,106	$249,106	$249,106
Executive Vice President	Long-term Incentive	$—	$—	$—	$—	$—
	Medical continuation	$—	$30,000	$30,000	$30,000	$30,000
	Death benefits	$—	$—	$—	$—	$—
	Monthly disability benefits	$—	$—	$—	$—	$—
	Value of accelerated stock options	$—	$—	$—	$87,387	$87,387
	Value of accelerated restricted stock	$—	$—	$—	$—	$—
	280G Gross Up	$—	$—	$—	$—	$—

Total		$—	$689,106	$689,106	$776,493	$776,493

Murray Stempel, III	Base salary	$—	$350,000	$350,000	$350,000	$350,000
Executive Vice President	Bonus (STI)	$—	$240,210	$240,210	$240,210	$240,210
	Long-term Incentive	$—	$—	$—	$—	$—
	Medical continuation	$—	$30,000	$30,000	$30,000	$30,000
	Death benefits	$—	$—	$—	$—	$—
	Monthly disability benefits	$—	$—	$—	$—	$—
	Value of accelerated stock options	$—	$—	$—	$73,608	$73,608
	Value of accelerated restricted stock	$—	$—	$—	$—	$—
	280G Gross Up	$—	$—	$—	$94,173	$94,173

Total		$—	$620,210	$620,210	$787,991	$787,991

     The above payments are estimates only. The actual payments that would be due the named executive officers would be made based on the base salaries, bonuses, benefit costs, stock option acceleration, stock price arising from a change in control and the 280G gross up in existence at the time of the event.
     One named executive in the Summary Compensation Table, Jeffrey Hanuscin, does not have an employment contract and therefore the Corporation has no other potential post-employment obligations to him.
Director Compensation Table
     Based on analysis conducted by the Corporation’s management and the Committee, and focusing on director compensation practices of its peers, especially those peers of similar asset size as the Corporation, fees paid to Board members are as follows:
a)	an annual retainer of $10,000. This retainer is paid quarterly. Should a board member miss three meeting during a calendar year, any unpaid quarterly retainer is forfeited;

b)	a board meeting attendance fee of $1,250 per meeting. The board member must be present at the meeting in order to be entitled to receive the fee; and

c)	an annual grant of 1,500 stock options. The exercise price for the grant is set in the same manner as the Option Plan, detailed above.
     In addition, fees are paid to sub-committees of the board. The Chair of the respective sub-committee may also be paid a fee different from non-Chair sub-committee members. The principal sub-committees of the board are the (i) Executive Loan Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Investment Committee; (v) Mezzanine Loan Committee; and (vi) Nominating Committee. With the exception of the Chair of the Audit Committee, each outside director is paid $500 per committee meeting. The Chair of the Audit Committee is paid $750 per meeting, plus a monthly retainer of $625.
     The following table provides information on payments made to all directors by the Corporation and subsidiaries during 2006:
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2006 Director Compensation

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified Deferred	All Other
	or Paid in	Stock	Option	Incentive Plan	Compensation	Comp.	Total
Director name (1)	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	($) (2)	($)
Howard Wurzak	$40,000	$—	$6,808	$—	$—	$—	$46,808
Evelyn Tabas	$33,500	$—	$6,808	$—	$—	$—	$40,308
Edward Tepper	$44,500	$—	$6,808	$—	$—	$—	$51,308
Albert Ominsky	$45,000	$—	$6,808	$—	$—	$—	$51,808
Joseph P. Campbell	$29,500	$—	$—	$—	$—	$—	$29,500
Mitchell Morgan	$25,750	$—	$6,808	$—	$—	$—	$32,558
Gregory Reardon	$31,625	$—	$6,808	$—	$—	$—	$38,433
Linda Stempel	$43,640	$—	$6,808	$—	$—	$—	$50,448
Robert R. Tabas	$25,000	$—	$—	$—	$—	$—	$25,000
John Decker	$25,000	$—	$—	$—	$—	$—	$25,000
Patrick McCormick	$37,917	$—	$3,733	$—	$—	$—	$41,650
Lee E. Tabas (2)	$10,750	$—	$3,075	$—	$—	$—	$13,825
James J. McSwiggan	$27,500	$—	$—	$—	$—	$—	$27,500
Jack R. Loew	$25,000	$—	$6,808	$—	$—	$—	$31,808
Carl Cousins	$42,000	$—	$—	$—	$—	$—	$42,000
Murray Stempel, III	$26,250	$—	$—	$—	$—	$—	$26,250
Minsun Ho (3)	$2,000	$—	$—	$—	$—	$—	$2,000
Young Man Kim (3)	$3,750	$—	$—	$—	$—	$—	$3,750
Anthony Micale	$45,500	$—	$6,808	$—	$—	$—	$52,308
Edward Shin (3)	$4,500	$—	$—	$—	$—	$—	$4,500
Frank Ficca (4)	$9,500	$—	$—	$—	$—	$—	$9,500
William Norcross (5)	$1,500	$—	$—	$—	$—	$—	$1,500

(1)	Director fee compensation reflected above for Mr. Campbell, Mr. McSwiggan, Mr. Tabas and Mr. Stempel is also included in amounts listed in the Summary Compensation Table for Executive Officers and the supplemental Components of All Other Compensation Table

(2)	Resigned his position on the Board of Directors on June 21, 2006.

(3)	A member of the Board of Directors for Royal Asian Bank

(4)	A member of the Board of Directors for Royal Bank America Leasing and RBA Capital.

(5)	A member of the Board of Directors for Royal Investments America.
     The stock option awards reflected in the above table were made pursuant to the terms of the Corporation’s Outside Directors Stock Option Plan (“Director Plan”). On June 29, 2006, the Committee approved a grant of 1,500 stock options to all outside directors of the Corporation. The date of grant was June 29, 2006. The options vest 100% on the date that is one year from the grant date. The options expire in 10 years.
     Under the Director Plan, the exercise price is at fair market value defined as the average of the high and low trading price on the NASDAQ Stock Market on the date of grant. For the Corporation’s stock, on June 29th, 2006 the high was $23.52, the low was $22.21 and the average was $22.865. The exercise price of the grant was set at $22.865. Due to a 5% stock dividend paid in February 2007, the exercise price adjusts to $21.78 currently.
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Outstanding Stock Options Held by Directors
     The following table provides information on total outstanding stock options held by outside directors under the Director Plan at February 28, 2007:
Option Awards

			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised Options
	Unexercised Options	Unexercised Options	(#) Total
Director name	(#) Exercisable	(#) Unexercisable	Outstanding
Carl Cousins	6,633	1,575	8,208
Jack Loew	16,888	1,575	18,463
Albert Ominsky	12,541	1,575	14,116
Edward Tepper	4,914	1,575	6,489
Anthony Micale	6,633	1,575	8,208
Gregory Reardon	10,369	1,575	11,944
Howard Wurzak	12,458	1,575	14,033
Evelyn Tabas	6,633	1,575	8,208
Mitchell Morgan	4,914	1,575	6,489
Linda Tabas Stempel	3,244	1,575	4,819
Patrick McCormick	0	1,575	1,575
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with Management, and, based upon such review and discussion, has recommended to the Board of Directors that disclosure be included in this proxy statement.
     Submitted by the Compensation Committee of the Corporation’s Board of Directors:
Gregory T. Reardon, Chairman
Edward Tepper
Carl Cousins
Audit Committee Report
     In 2006, the Audit Committee was comprised of 3 directors: Patrick McCormick (Committee Chair), Jack R. Loew and Anthony Micale. Each current member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:
•	Retaining, overseeing and evaluating an independent registered public accounting firm to audit the annual financial statements;

•	In consultation with the independent auditors and the internal auditor, reviewing the integrity of the Corporation’s financial reporting processes, both internal and external;

•	Approving the scope of the audit in advance;

•	Reviewing the financial statements and the audit report with management and the independent auditors;

•	Considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	Reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	Consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	Approving all engagements for audit and non-audit services by the independent auditors; and

•	Reviewing the adequacy of the audit committee charter.
     The Audit Committee met five times during 2006. The Corporation’s Board of Directors has adopted a written charter for the Audit Committee, which was approved in December 2006. The Audit Committee’s charter can be accessed on the internet via the Corporation’s website at www.royalbankamerica.com under the heading “About Us.” The Audit Committee reports to the Board of Directors on its activities and findings. The Board of Directors in accordance with Section 407 of the Sarbanes-Oxley Act has identified Mr. McCormick as the “Audit Committee financial expert.” In accordance with SEC regulations, the Audit Committee has prepared the following report:
     As part of its ongoing activities, the Audit Committee has:
•	Reviewed and discussed with management the Corporation’s audited consolidated financial statements for the year ended December 31, 2006;

•	Reviewed and discussed with management the Corporation’s previously disclosed restatements of the statements of cash flows for the year ended December 31, 2005 and the six-and nine-month periods ended June 30, 2006 and 2005 and September 30, 2006 and 2005, all of which were filed on January 26, 2007.

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.
     Management has the responsibility for the consolidated financial statements, including the preparation of its financial statements in conformity with US GAAP and the financial reporting process, including the system of internal control; for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); for establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); for evaluating the effectiveness of disclosure controls and procedures; for evaluating the effectiveness of internal control over financial reporting; and for evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Corporation’s internal control over financial reporting. The Committee has relied on management’s representations that the consolidated financial statements are complete, free from material misstatement and prepared in accordance with US GAAP, and in support thereof, on the opinion and representations of the auditor, in the report on the Corporation’s consolidated financial statements, including the auditor’s representations that the auditor is “independent” and that the audit was performed in accordance with US GAAP and in conformity with SEC regulations. The responsibility for the completeness and accuracy of the Corporation’s consolidated financial statements rests with its management. In addition, our independent auditors and not the Audit Committee are responsible for auditing those consolidated financial statements. Each member of the Committee is entitled to rely on the integrity of persons and organizations within and outside the Corporation from which he or she receives information and the accuracy of the financial and other information provided to the committee.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC. The Audit Committee approved, and the Board of Directors ratified the appointment of Beard Miller Company LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2006. In addition, the Audit Committee approved the reappointment of Beard Miller Company LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2007, the reappointment of Accume Partners (formerly known as “The Outsourcing Partnership, LLC”), a provider of internal auditing services to direct the role of the Bank’s internal auditing services for 2007 and Integrated Compliance Solutions, L.L.C., a provider of professional compliance services to direct the role of the Bank’s compliance audit functions for 2007.
     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     The Audit Committee has approved a list of procedures for the engagement of outside auditors to perform non-audit tasks. The auditor cannot provide the following services:
•	Financial information systems design and implementation;

•	Internal audit outsourcing;

•	Appraisal or valuation services;

•	Fairness opinions;

•	Contribution in kind reports;

•	Management functions or human resources;

•	Bookkeeping;

•	Broker or dealer or investment banking services;

•	Legal services unrelated to the audit;

•	Actuarial services, and

•	Services determined by the Audit Committee to be impermissible.
     All permissible non-audit services must be pre-approved by the Audit Committee. The authority to approve audit and non-audit services may be delegated by the committee to one or more of its members, provided that any delegated approvals must be reported to the full Audit Committee and all approvals of non-audit services will be disclosed in the Corporation’s periodic reports.

     Fees pertaining to services rendered to the Corporation and the Bank by Beard Miller Company LLP during the year ended December 31, 2006 and for year ended December 31, 2005 were as follows:

	Year Ended December 31,
	2006	2005
Audit fees	$160,424	$115,650
Audit related fees	$8,305	$17,150
Tax fees	$19,087	$22,750
All other fees	$15,000	$—

Total Fees:	$202,816	$155,550

     Audit Fees include fees billed for professional services rendered for the audit of the annual consolidated financial statement, internal controls, review Form S-8 and fees billed for the review of financial statements, including expenses, included in the Corporation’s Forms 10-K and 10-Q and services that are normally provided by Beard Miller Company LLP for 2006 and for 2005 in connection with statutory and regulatory filings or engagements.
     Audit Related Fees for 2006 include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above. Audit Related Fees are related to audit of the Bank’s 401(k) Plan and accounting and reporting consultations.
     Tax Fees for 2006 include fees billed for professional services rendered by Beard Miller Company LLP for tax compliance, tax advice, and tax planning. These services include review and preparation of the Corporation’s federal and state tax returns.
     The fees classified as “All Other Fees” for 2006 in the amount of $15,000.00 pertained to the origination of Royal Preferred, LLC, an internal trust. There were no fees classified as “All Other Fees” in 2005. The classification “All Other Fees” typically include fees billed for products and services provided by Beard Miller Company LLP, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.
     The Corporation expects to receive an additional invoice from Beard Miller Company LLP for additional work in March 2007 relating to the audit of the consolidated financial statements and review of the Form 10-K for the year ended December 31, 2006, which is not reflected in the 2006 audit fees listed above.
     The Audit Committee has considered whether, and determined that, the provision of the non-audit services reflected above is compatible with maintaining Beard Miller Company LLP’s independence.
Audit Committee
Patrick McCormick, Chairman
Anthony J. Micale
Jack R. Loew

Independent Registered Public Accounting Firm
     The Audit Committee selected Beard Miller Company LLP as the Corporation’s principal independent registered public accounting firm for 2007. Representatives of Beard Miller Company LLP will attend the Corporation’s Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions.
Beneficial Ownership — Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s officers and directors, and persons who own more than 10% of the registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.
     Based solely on its review of forms received from certain reporting persons, or written representations from reporting persons that no Forms 5 where required for those persons, the Corporation believes that during the period January 1, 2006 through December 31, 2006 its officers and directors were in material compliance with all filing requirements applicable to them.
Interest of Management and others in certain transactions
     In the ordinary course of business, Royal Bank America and Royal Asian Bank, the Corporation’s two wholly-owned banking subsidiaries, have had, and expect to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the Corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others, and no more than the normal risk of collectibility or other unfavorable features.
     The largest aggregate amount of indebtedness to the Corporation and the Banks during the year 2006, by all directors and officers of the Corporation and Bank as a group, and their affiliates, was $13,680,000. The total of such outstanding loans at December 31, 2006, was $11,628,000 (including available funds not disbursed), representing 7.1% of shareholders’ equity in the Corporation. There is one fixed rate loan with an interest rate of 6.25%. There are two floating rate loans based on 90 day LIBOR plus 300 basis points and one floating rate loan based on 30 day LIBOR plus 225 basis points. All other loans have floating interest rates ranging from prime to prime plus 200 basis points.
     The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the Corporation. During 2006, the Corporation used the services of the Hilton Philadelphia Hotel and banquet facilities for Board of Director’s meetings. The Hilton Philadelphia Hotel complex is managed by Howard Wurzak and owned by Stout Road Hotel Development, 50% of which is owned by Evelyn R. Tabas and 50% of which is owned by the Daniel M. Tabas Trust.

Shareholder Proposals and Communications
     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation’s proxy statement for its 2008 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than December 17, 2007. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation’s Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 90 days prior to the date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.
     Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Joseph P. Campbell, President and CEO, Royal Bank America at 732 Montgomery Avenue, Narberth, PA, 19072, Phone # (610) 668-4700, or by sending an electronic message to Mr. Campbell at jcampbell@royalbankamerica.com. Mr. Campbell will submit your correspondence to the Board of Directors or the appropriate committee as applicable.
ITEM NO. 2
PROPOSAL TO APPROVE THE ROYAL BANCSHARES OF PENNSYLVANIA, INC. 2007 LONG-TERM INCENTIVE PLAN
General
     Our board of directors has adopted the Royal Bancshares of Pennsylvania, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”), subject to shareholder approval. The 2007 Plan will provide stock-based compensation to the employees and non-employee directors of the Corporation and its designated subsidiaries and the board is recommending that shareholders approve it. The 2007 Plan is intended to replace the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Rights Plan, which, as amended, expired by its terms in April 2007 and the Royal Bancshares of Pennsylvania, Inc. Outside Directors Stock Option Plan, which has also expired by its terms. The following summary of the provisions of the 2007 Plan is subject to the specific provisions in the full text of the 2007 Plan set forth as Exhibit “A” to this Proxy Statement.
     The approval of the proposed 2007 Plan will help enable the board of directors, the Compensation Committee of the board of directors (the “Committee”), and the Corporation’s management achieve the following intended outcomes:
•	Provide for the continued use of stock options, as well as the use of restricted stock and other forms of stock-based compensation, as a component of the long-term incentive portion of the Corporation’s compensation policy.

•	Adhere to compensation and governance best practices and meaningful vesting and performance requirements.

The proposed 2007 Plan will also give the Corporation greater flexibility to respond to anticipated changes in executive compensation practices as a result of modification in the accounting treatment of equity compensation as well as other regulatory requirements.
     The board of directors and management believe that an innovative equity-based compensation program will be integral to its continued success and will be important to its goal of achieving consistently superior performance in the years ahead. The board and management also believe that the Corporation will continue to have a performance-oriented culture, and that greater shareholder value will be created if stock ownership levels are increased at all levels of the Corporation.
Purpose of 2007 Plan
     The 2007 Plan will permit the Corporation, under the supervision of the Committee and the board, to make awards of stock options, restricted stock, and other forms of stock-based compensation, to employees and non-employee directors of the Corporation and its specifically designated subsidiaries. The purpose of these stock-based awards is to attract and retain competitively superior individuals, further align the interests of employees and non-employee directors with the interests of shareholders, more closely link long-term incentive compensation with performance, and create and maintain a high level of stock ownership. The 2007 Plan will also provide an essential component of the total compensation package offered to key employees and reflects the importance placed on motivating and rewarding superior results with both short- and long-term incentives.
Key Terms
     The 2007 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:	May 16, 2007.

Plan Expiration Date:	No awards may be made after May 15, 2017.

Eligible Participants:	All employees and non-employee directors of the Corporation and its designated subsidiaries.

Shares Authorized:	1,000,000 shares of Class A common stock, subject to customary anti-dilution adjustments, or approximately 9.0% of total outstanding shares of the Class A common stock.

Award Types:	•	Incentive stock options qualified under the Internal Revenue Code of 1986 (the “Code”), with a term not longer than 10 years;

	•	Non-qualified stock options, with a term not longer than 10 years and one month;

	•	Restricted stock and restricted stock units;

	•	Stock appreciation rights (“SARs”), either granted in tandem with stock options or on a stand-alone basis, with a term not exceeding 10 years and one month;

	•	Performance shares and performance share units; and

	•	Other types of stock-based awards.

Share Limits Per Person:	Awards covering no more than 200,000 authorized shares under the 2007 Plan may be issued to any single participant in any twelve month period.

Restricted Stock or Restricted Stock Units Authorized:	A maximum of 250,000 of the 1,000,000 shares reserved for issuance under the 2007 Plan may be issued in the form of restricted stock or restricted stock units.

Vesting:	Determined by the Committee. Vesting of stock options and SARs will generally accelerate upon the death, disability, or retirement of the participant, or the involuntary termination of the participant’s employment or service. In addition, all awards will accelerate vesting upon a “change in control” involving the Corporation. In the event of a change in control involving the Corporation, the Committee also has the discretion to determine that any performance criteria applicable to an award have been satisfied as of the date of the change in control.

Performance Criteria:	Determined by the Committee. Performance criteria must be assigned to certain types of awards (e.g., performance shares and performance share units) and may be applied to any other type of award.

Not Permitted:	•	To grant stock options at a price below fair market value;
	•	To authorize repricing of stock options;
	•	To change per person share limit; or
	•	To waive performance goals or deem performance goals to be satisfied (other than in connection with a “change in control”).
Eligibility
     Employees and non-employee directors of the Corporation and its designated subsidiaries and affiliates are eligible to receive awards under the 2007 Plan. The Committee will determine, subject to board approval, which employees and non-employee directors will be eligible to receive awards under the 2007 Plan.
Administration
     The Committee will administer the 2007 Plan. The Committee will at all times be comprised of members of the board who are each a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act, an “outside director,” as defined in Code Section 162(m), and an “independent director” (or similar term) as defined in a relevant NASD or other applicable stock exchange rule.
     The Committee will select the employees and non-employee directors who will receive awards, determine the number of shares covered by any award, and establish the terms, conditions, and other provisions of awards. The Committee may interpret the 2007 Plan and establish, amend, and rescind any rules relating to the 2007 Plan. In general, any actions that the Committee takes with respect to the grants of awards and the terms and conditions of such awards and the modification thereof are subject to the review and approval by the full board.
Maximum Shares and Award Limits
     The 2007 Plan, which has a ten-year term, authorizes a maximum of 1,000,000 shares of the Corporation’s Class A common stock for issuance or use for reference purposes under the 2007 Plan over its term. Of the 1,000,000 shares reserved for issuance under the 2007 Plan, the maximum number of shares that may be awarded as restricted stock (or restricted stock units) is limited to 250,000 shares. No participant may be granted awards covering more than 200,000 shares in any calendar year. Shares subject to an award under the 2007 Plan may be issued from the Corporation’s authorized but unissued shares of common stock or from treasury shares. Based on 11,073,148 shares of Class A common stock outstanding on the record date for the meeting, the number of shares proposed for issuance under the 2007 Plan constitutes approximately 9.0% of the total number of shares of the Class A common stock outstanding on that date.
     If any option, SAR, or other stock-based award expires, terminates, or is cancelled for any reason without being exercised in full, the number of shares of common stock subject to the award will again be available for issuance under the 2007 Plan. If any shares of restricted stock, performance shares, or other stock-based awards denominated in shares of common stock are forfeited for any reason, the number of forfeited shares will again be available for issuance under the 2007 Plan. If a tandem stock appreciation right or limited stock appreciation right is granted in tandem with an option, the grant will only apply once against the number of shares that may be issued under the 2007 Plan. Finally, if a participant delivers shares of common stock to the Corporation in partial or full payment or the exercise price for an award, or in payment of applicable withholding taxes, the number of such shares delivered will again be available for issuance under the 2007 Plan.
Adjustments
     In the event of certain types of corporate transactions or restructurings, the Committee has the power to make equitable adjustments, including adjustments to outstanding awards, to prevent dilution to participants or the enlargement of rights to participants. The types of corporate events that would permit such equitable adjustments include stock splits, reverse stock splits, stock dividends, mergers, consolidations, recapitalizations, spin-offs, partial or complete liquidations, the issuance of warrants to purchase the Class A common stock or securities convertible into or exercisable for such common stock, a transfer of all or part of the Corporation’s business, or any other corporate transaction having similar effect.
Awards
     Subject to limits in the 2007 Plan, the Committee has the authority (upon board approval), to award stock options, stock appreciation rights (SARs), restricted stock and restricted stock units, performance shares, and other stock-based awards. Each of these types of awards are described below. Subject to the terms of the 2007 Plan, the terms and conditions of awards need not be the same with respect to each participant.
Stock Options
     Under the 2007 Plan, the Committee may award, subject to board approval, incentive stock options, which qualify for preferential tax treatment under Code Section 422, as well as nonqualified stock options, which are subject to normal tax treatment. The exercise price of stock options granted under the 2007 Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years in the case of an incentive stock option and 10 years and one month in the case of a nonqualified stock option. The Plan does not permit repricing of stock options. The Committee will determine the vesting and any performance criteria at the time of grant which will then determine when and if each stock option may become exercisable. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant, by a combination of cash and common stock, or through a brokered exercise. The Corporation will require, prior to issuing common stock under the 2007 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy any tax withholding requirements.

     Unless otherwise provided in an applicable agreement, vesting of each stock option will generally accelerate upon the participant’s death, disability, retirement, or involuntary termination of employment or service. In addition, the Committee has the discretion to waive any limitation on the exercise of stock options, including any vesting requirements. “Retirement” is defined, with respect to an employee, as termination of employment after reaching age 60 or after reaching age 55 with at least 10 years of employment with the Corporation or a subsidiary. With respect to a non-employee director, retirement is defined as termination of service as a member of the board on or after reaching age 62 or, regardless of age, after serving at least one full three-year term on the board.
Stock Appreciation Rights
     The Committee may award, subject to board approval, stock appreciation rights under the 2007 Plan. A stock appreciation right or SAR entitles a participant the right to receive a payment of up to the amount by which the fair market value of a share of the common stock on the day of exercise exceeds the fair market value of a share of the common stock at the date of grant. The exercise price will always be 100% of the fair market value of the common stock on the date of grant.
     The Committee may grant a stock appreciation right either alone or in tandem with a stock option grant. A stock appreciation granted in tandem with a stock option will generally have the same terms as the underlying stock option and will terminate and will no longer be exercisable upon the termination or exercise of the underlying stock option. A stock appreciation right granted alone will be exercisable at such times and will be subject to such terms and conditions as the Committee may establish at the time of grant but in no event will terminate no later than 10 years from the date of grant. The amount payable upon the exercise of a stock appreciation right may be settled in cash or the issuance of shares of common stock as the Committee may establish at the time of grant.
     The 2007 Plan also provides that the Committee may award, subject to board approval, limited stock appreciation rights, which will vest only in the event a change in control involving the Corporation.
Restricted Stock and Restricted Stock Units
     The Committee may also award, subject to board approval, restricted stock and restricted stock units under the 2007 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer until certain vesting requirements, which may include one or more performance goals that the Committee will set. A restricted stock unit award is the right to receive shares of common stock upon the achievement of similar types of vesting requirements. The Committee will set, subject to board approval, the terms and conditions of each restricted stock or restricted stock unit award. Unless otherwise provided in an agreement evidencing a restricted stock or restricted stock unit award, ordinary cash dividends (or dividend equivalents in the case of restricted stock units) with respect to such shares or units will be paid subject to the same restrictions as the award. A participant of restricted stock will have voting rights with respect to those shares.
Performance Shares
     The Committee may award, subject to board approval, performance shares either alone or in addition to other awards granted under the 2007 Plan. Performance shares are awards, payable in cash or in shares of the common stock as the Committee may determine, that a participant earns upon achievement of one or more pre-established performance goals over a performance period as the Compensation Committee will set. Under the 2007 Plan, the performance period for the vesting of performance shares must be at least two years. Unless the Committee otherwise determines at the time of award, cash dividends will not be paid with respect to an award of performance shares.

Other Stock-Based Awards
     The Committee may grant, subject to board approval, other awards of common stock and other awards that are valued by reference to, or otherwise based on the value of the common stock, either alone or in connection with other awards. The Committee will establish the terms and conditions of these awards, including the achievement of certain performance goals, subject to board approval.
Transferability
     Awards granted under the 2007 Plan are nontransferable other than by will or the laws of descent and distribution, except that the Committee in its discretion may permit a participant to transfer non-qualified stock options and tandem stock appreciation rights to the participant’s family members or others.
Performance Goals
     Any performance goals attached to an award granted under the 2007 Plan may be based on the individual performance of the participant, the performance of the Corporation, or the performance of one of the Corporation’s subsidiaries, divisions, departments, of functions in the which the participant has responsibility.
     Code Section 162(m) limits the Corporation’s income tax deduction for compensation paid to each executive officer to $1 million per year unless the compensation qualifies as “performance-based compensation.” Stock options and stock appreciation rights granted under the 2007 Plan are performance-based compensation exempt from the deduction disallowance rule of Code Section 162(m). Other awards of compensation under the Plan may also qualify as performance-based compensation exempt from the deduction disallowance role of Section 162(m), if payment of the award is made contingent on the attainment of the specified performance objectives included in the 2007 Plan. In the case of a performance goal for an award under the 2007 Plan that is intended to qualify as performance based compensation under Code Section 162(m), the performance goals are generally limited to certain objectives based on achievement of specified levels or changes in the Corporation’s or a subsidiary’s financial performance.
Change in Control
     Awards under the 2007 Plan will fully vest upon the occurrence of a change in control of the Corporation, except that any awards subject to performance goals will fully vest only to the extent that the Committee determines that such performance goals are satisfied as of the change in control. “Change in control” is generally defined in the 2007 Plan as a third party obtaining beneficial ownership over more than 25% of the Class A common stock (other than beneficial ownership of Class A common stock by the Daniel J. Tabas Trust or transferees of such Trust), a sale of all or substantially all of the assets of the Corporation or Royal Bank America, a merger or similar transaction involving the Corporation and following which the Corporation’ directors and shareholders do not constitute at least a majority of the board or shareholders of the surviving entity, certain changes in the composition of the board of directors over a two-year period, and adoption of a plan of liquidation or dissolution involving the Corporation. The board also has the ability to designate other events similar in effect to any of these occurrences as a “change in control” by a vote of at least 67% of the members of the board.

Termination of Employment or Service
     Stock options and stock appreciation rights generally expire upon termination of employment or service with the Corporation or a subsidiary. If a participant terminates employment or service due to death, disability, retirement, or is involuntarily terminated other than for cause, however, the participant may exercise a vested stock option or stock appreciation right at any time within five years after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option or stock appreciation right. If a participant exercises an incentive stock option such that such incentive stock option is not qualified under the Code, the incentive stock option will be treated as a non-qualified stock option. If a participant voluntarily terminates employment or service (other than by reason of retirement), the participant may exercise a vested stock option or stock appreciation right at any time within three months after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option or stock appreciation right. If a participant’s termination is for cause, the participant forfeits all outstanding stock options and stock appreciation rights. The board also has the ability to terminate outstanding stock options and stock appreciation rights if the board determines that the participant has engaged in a “harmful activity” in relation to the Corporation (generally, certain unauthorized uses of confidential information or the solicitation of employees or customers during or for a period of six months following employment).
     Unless otherwise provided in an applicable agreement, all other types of awards that are outstanding are forfeited upon termination of employment or service.
Amendments
     The board may terminate, amend, or suspend the 2007 Plan, provided that the board may not take action (except those described earlier in the Adjustments section) without the approval of the shareholders to:
•	Materially increase the number of shares that may be issued under the 2007 Plan;

•	Permit granting of stock options at less than fair market value;

•	Permit the repricing of outstanding stock options;

•	Permit the reload of exercised stock options;

•	Amend the maximum shares that may be awarded to any employee or non-employee director.
Tax Consequences
     The following is a general description of the federal income tax consequences to the participant and the Corporation with regard to awards granted under the 2007 Plan under present law. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2007 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws, and does not purport to discuss all tax consequences related to awards under the 2007 Plan.

Incentive Stock Options
     There typically will be no federal income tax consequences to the participant or to the Corporation upon the grant or exercise of an incentive stock option (other than the potential alternative minimum tax consequences, discussed in this paragraph, to the participant upon exercise). If the participant holds the shares acquired upon option exercise for at least two years after the date of grant and one year after the date of exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Corporation will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Corporation will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current federal taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum taxable income. As a result, the exercise of an incentive stock option may trigger alternative minimum tax liability.
Nonqualified Stock Options
     There typically will be no federal income tax consequences to the participant or to the Corporation upon the grant of a nonqualified stock option under the 2007 Plan. When the participant exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Corporation may take a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the participant recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
Restricted Stock
     Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Corporation will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.
Other Awards
     The payment of other awards under the 2007 Plan will generally be treated as ordinary compensation at the time of payment. The amount of ordinary compensation is equal to the amount of any cash and the amount by which the then fair market value of any of the common stock that the participant receives exceeds the exercise price, if any, that the participant pays. Subject to the application of Code Section 162(m), the Corporation will receive a deduction in the amount of ordinary income that the participant recognizes.
Section 409A Deferred Compensation
     The previous discussion does not address the federal income tax consequences of awards under Code Section 409A. Code Section 409A generally affects amounts deferred under a covered nonqualified deferred compensation plan after December 31, 2004, and such prior deferrals under a plan that has been materially modified after October 3, 2004. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income and subject to a 20 percent additional tax plus, in certain cases, an interest charge, to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Preliminary guidance issued under Code Section 409A suggests that certain types of awards under the 2007 Plan (other than incentive stock options) may be subject to additional limitations. In general, the 2007 Plan is intended to comply with Code Section 409A requirements. The board intends to further review the terms of the 2007 Plan and awards made under the 2007 Plan and may adopt such additional amendments as it determines appropriate in light of the current and any additional guidance issued under Code Section 409A.
Other Information
     For a discussion of the Corporation’s executive compensation policy, refer to the Compensation Discussion and Analysis which begins on page 39.
Summary of Benefits
     It is not possible to determine the number of that will be awarded under the 2007 Plan to any particular individual. As of the date of this proxy statement, the Committee has not granted any awards under the 2007 Plan.
     If the shareholders approve the 2007 Plan, the Corporation intends that the shares subject to the 2007 Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registrations will be borne by the Corporation.
     As provided above, only employee and non-employee directors of the Corporation or its designated subsidiaries will be eligible to receive awards under the 2007 Plan. This includes the executive officers listed in the Summary Compensation Table included in this Proxy Statement.
     Certain of the awards previously granted to senior officers and non-employee directors of the Corporation and its subsidiaries under the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Rights Plan and the Royal Bancshares of Pennsylvania, Inc. Outside Directors Stock Option Plan, and information on options exercised during the last fiscal year, are reflected in tables contained in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ROYAL BANCSHARES OF PENNSYLVANIA, INC. 2007 LONG-TERM INCENTIVE PLAN.

ITEM NO. 3
OTHER MATTERS
     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the proxy holders’ intent to vote on such matters in accordance with their best judgment.

Exhibit A
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
2007 LONG-TERM INCENTIVE PLAN
EFFECTIVE MAY 16, 2007

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
2007 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
     The purpose of this Royal Bancshares of Pennsylvania, Inc. 2007 Long-Term Incentive Plan (the “Plan”) is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Eligible Employees and Non-Employee Directors equity-based incentives in the Company to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.
ARTICLE II
DEFINITIONS
     For purposes of the Plan, the following terms shall have the following meanings:
          2.1 “Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time evidencing one or more Awards.
          2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.
          2.3 “Benefit Plans” shall have the meaning set forth in Section 2.6
          2.4 “Board” means the Board of Directors of the Company.
          2.5 “Cause” means, except as otherwise provided in an applicable Agreement, any of the following:
               (a) the Participant’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of the Participant for a period of sixty (60) consecutive days or more;
               (b) in the determination of the Committee, the Participant’s willful failure to follow the lawful good faith instructions of the Board (or the board of directors of any applicable Subsidiary which employs the Participant), or any supervising officer of the Company or a Subsidiary after such Participant’s written notice of such instructions, other than a failure resulting from the Participant’s incapacity because of physical of mental illness;
               (c) in the determination of the Committee, the Participant’s willful or continued failure to substantially and satisfactorily perform the Participant’s duties to the Company or a Subsidiary (other than any such failure resulting from the Participant’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness, within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Participant;
               (d) in the determination of the Committee, the Participant has (i) committed an act of fraud or misappropriation against the Company or any Subsidiary, or any of their respective customers, employees, or business affiliates, (ii) engaged in conduct which may result in public discredit to the Company or any Subsidiary and that is clearly contrary to the best interests of the Company or any such Subsidiary, or (iii) willfully violated any material law, rule, or regulation applicable to the Company or any Subsidiary; or
               (e) the Pennsylvania Department of Banking or any other governmental regulatory agency recommends or orders in writing that the Company or a Subsidiary terminate the employment or services of such Participant or relieve the Participant of his or her duties or responsibilities.
For purposes of this Plan, no act or failure to act on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that such Participant’s action or omission was in the best interests of the Company or a Subsidiary.
          2.6 “Change in Control” means, except as otherwise provided in an applicable Agreement, the first to occur of any of the following events:
               (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company, any Subsidiary, the Company’s employee benefit plans or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of Common Stock; provided, however, that, for purposes of this Plan, no Change in Control shall be deemed to have occurred under this Clause (a) as a result of beneficial ownership of Common Stock by the Daniel M. Tabas Trust or as the result of any transfer of shares of Common Stock from the Daniel M. Tabas Trust to a family member of Daniel M. Tabas;
               (b) receipt of applicable federal and state regulatory approval with respect to a binding written agreement providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company or of Royal Bank America to another entity, except to an entity controlled directly or indirectly by the Company;
               (c) the shareholders of the Company approve a merger, consolidation, or other reorganization of the Company, unless:
                    (i) under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Company immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, or reorganization (the “Surviving Company”);
                    (ii) under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and

               (d) a plan of liquidation or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws, is adopted;
               (e) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least sixty-seven percent (67%) of the directors then still in office who were directors at the beginning of the period; or
               (f) the occurrence of any other event similar in effect to any of the foregoing and designated as a Change in Control by the vote of at least sixty-seven percent (67%) of the members of the Board.
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of its voting securities that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the outstanding shares of Common Stock; provided, however, that, if a Person becomes a beneficial owner of 25% or more of the outstanding shares of Common Stock by reason of share purchases by the Company and such Person, after such share purchases by the Company, becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend, or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Company be deemed to occur under Clause (a) with respect to Benefit Plans.
          2.7 “Change in Control Price” has the meaning set forth in Section 11.2.
          2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any Section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.
          2.9 “Committee” means the Compensation Committee of the Board or a committee or subcommittee of the Board appointed from time to time by the Board provided that the Committee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Code Section 162(m), an “outside director” as defined under Code Section 162(m); and (iii) an “independent directors” (or similar term) as defined under NASD Rule 4200(a)(15) or such other applicable stock exchange rule.
          To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Code Section 162(m), such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
          2.10 “Common Stock” means the Class A common stock, $2.00 par value per share, of the Company.
          2.11 “Company” means Royal Bancshares of Pennsylvania, Inc., a Pennsylvania corporation, and its successors by operation of law.

          2.12 “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Code Section 22(e)(3). A Disability shall only be deemed to occur at the time of the Committee’s determination of the Disability. Notwithstanding the foregoing, for Awards that are subject to Code Section 409A, Disability shall mean that a Participant is disabled under Code Section 409A(a)(2)(C)(i) or (ii).
          2.13 “Dividend Equivalents” means, with respect to Restricted Stock Units, the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock.
          2.14 “Effective Date” means the effective date of the Plan as defined in Article XIV.
          2.15 “Eligible Employees” means each employee of the Company or a Subsidiary.
          2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any Section of the Exchange Act shall also be a reference to any successor provision.
          2.17 “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date:
               (a) if the Common Stock is listed on an established securities market (within the meaning of Code Section 409A), the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the Fair Market Value means the price for the next preceding day on which a sale occurred; or
               (b) in the event that the Common Stock is not traded on an established securities market (within the meaning of Code Section 409A), the price established by the Committee in good faith by application of a reasonable valuation method (within the meaning of Code Section 409A).
Notwithstanding the foregoing, (a) with respect to Incentive Stock Options, Fair Market Value means the price for the Common Stock set by the Committee in good faith based on reasonable methods set forth under Code Section 422 and the regulations and guidance promulgated thereunder and (b) in the event of any change in law or interpretation of law, including but not limited to Code Section 409A or Code Section 422, and the regulations and guidance promulgated thereunder, the Fair Market Value of the Common Stock on a particular day shall be determined in accordance with such law or interpretation of law.
          2.18 “Harmful Activity” means, with respect to a Participant, that such Participant does any one or more of the following:
               (a) At any time, uses, publishes, sells, trades, or otherwise discloses “non-public information” of the Company or a Subsidiary unless such activity was inadvertent, done in good faith, and did not cause significant harm to the Company or Subsidiary.
               (b) After notice from the Company, fails to return to the Company any document, data, or other item or items in the Participant’s possession or to which the Participant has access that may involve “non-public information” of the Company or a Subsidiary.
               (c) While employed by or providing services to the Company or a Subsidiary or within six months following Termination of Employment or Termination of Directorship, upon the

Participant’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company or any Subsidiary, (i) solicits or entices for employment any employee of the Company or any Subsidiary or (ii) solicits any customer of the Company or Subsidiary that the Participant contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non-public information”) while employed by or providing services to the Company or a Subsidiary unless such activity was inadvertent, done in good faith, and did not involve a customer who the Participant should have reasonably known was a customer of the Company or Subsidiary.
               For purpose of this Section 2.18, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, or suppliers of the Company or a Subsidiary) that are developed, owned, used, or maintained by the Company or a Subsidiary, and that of its customers or suppliers, and that are not generally known by the public.
          2.19 “Family Member” means, subject to such limits as the Committee may impose, a Participant’s spouse, parents, children, stepchildren, adoptive relations, sisters, brothers, and grandchildren. A “Family Member” also includes (a) the Participant and (b) a trust, partnership, or limited liability company for the benefit of one or more of the foregoing.
          2.20 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Code Section 422.
          2.21 “Limited Stock Appreciation Rights” has the meaning set forth in Section 7.4.
          2.22 “Non-Employee Director” means a director of the Company who is not an employee of the Company or any Subsidiary.
          2.23 “Nonqualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.
          2.24 “Non-Tandem Stock Appreciation Right” means the right to receive a number of shares of Common Stock and/or cash, as determined by the Committee, equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
          2.25 “Other Stock-Based Award” means an Award under Article X of the Plan.
          2.26 “Participant” means an Eligible Employee or a Non-Employee Director to whom an Award has been granted pursuant to the Plan.
          2.27 “Performance Goal” shall have the meaning set forth in Appendix A.
          2.28 “Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee.
          2.29 “Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

          2.30 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, or governmental, regulatory, or other entity.
          2.31 “Plan” means this Royal Bancshares of Pennsylvania, Inc. 2007 Long-Term Incentive Plan, as amended from time to time.
          2.32 “Reference Stock Option” has the meaning set forth in Section 7.1.
          2.33 “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to the applicable restrictions of Article VIII.
          2.34 “Restricted Stock Units” means the right to receive shares of Common Stock under the Plan subject to the applicable restrictions of Article VIII.
          2.35 “Restriction Period” has the meaning set forth in Section 8.1.
          1.36 “Retirement” means, for a Participant who is an Eligible Employee, a voluntary Termination of Employment on or after (i) the age of 60 or (ii) the age of 55 if the Participant has been employed ten years or more by the Company or a Subsidiary at the date of voluntary termination, unless otherwise determined by the Committee, provided that Retirement shall not include any Termination with Cause. With respect to a Participant’s Termination of Directorship, Retirement means the termination of service as a Board member (i) on or after reaching the age of 62 or (ii) at any age, provided that the Participant has served at least one full three-year term on the Board.
          2.37 “Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provision.
          2.38 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
          2.39 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any Section of the Securities Act shall also be a reference to any successor provision.
          2.40 “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII.
          2.41 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees or Non-Employee Directors pursuant to Article VI.
          2.42 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, unless otherwise provided by the Committee.
          2.43 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash, as determined by the Committee, equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof)

          2.44 “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its parent corporations.
          2.45 “Termination” means a Termination of Directorship or Termination of Employment, as applicable.
          2.46 “Termination of Directorship” means that a Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment.
          2.47 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company. In the event that an Eligible Employee becomes a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such Eligible Employee is no longer an Eligible Employee or Non-Employee Director.
          2.48 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). The terms “Transferred” and “Transferrable” shall have correlative meanings.
ARTICLE III
ADMINISTRATION
          3.1 The Committee. The Committee shall administer and interpret the terms of the Plan as provided hereunder. Notwithstanding anything in the Plan to the contrary, any action that the Committee takes under Section 3.2 of the Plan shall be subject to the approval of the Board.
          3.2 Grants of Awards. The Committee shall have the authority to grant, pursuant to the terms of the Plan, to Eligible Employees and Non-Employee Directors: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock and Restricted Stock Units, (d) Performance Shares; and (e) Other Stock-Based Awards. In particular, the Committee shall have the authority:
               (a) to select the Eligible Employees and Non-Employee Directors to whom Awards may from time to time be granted hereunder;
               (b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees or Non-Employee Directors;
               (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;
               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or Performance Goals, or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);
               (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Common Stock under Section 6.3(d);
               (f) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Code Section 409A;
               (g) to determine whether a Stock Option is an Incentive Stock Option or Nonqualified Stock Option; and
               (h) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
          3.3 Guidelines. Subject to Article XIII, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Code Section 162(m), and the Plan shall be limited, construed, and interpreted in a manner so as to comply therewith.
          3.4 Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.
          3.5 Designation of Consultants/Liability.
               (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to execute agreements or other documents on behalf of the Committee.
               (b) The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
          3.6 Indemnification. To the maximum extent permitted by applicable law and the articles of incorporation and bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Subsidiary and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors, or members or former officers, directors, or members may have under applicable law or under the articles of incorporation or bylaws of the Company or any Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.
ARTICLE IV
SHARE LIMITATION
          4.1 Shares.
               (a) General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 1,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both, provided that the aggregate number of shares that may be issued as Restricted Stock shall not exceed 250,000. If any Option, Stock Appreciation Right, or Other Stock-Based Award granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares, or Other Stock-Based Awards, denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares, or such Other Stock-Based Awards shall again be available for the purposes of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. In addition, subject to the sentence below, in determining the number of shares of Common Stock available for Awards, if, pursuant to any applicable Committee procedures, Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available for purpose of Awards under the Plan. Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock to the maximum aggregate limit.

               (b) Individual Employee Limits. Awards under this Plan (and any other plan or arrangement of the Company or a Subsidiary providing for Awards) to an Eligible Employee shall not exceed, in the aggregate, 200,000 shares of Common Stock during any period of 12 consecutive months.
          4.2 Changes.
               (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Subsidiary, (iii) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or part of the assets or business of the Company or any Subsidiary, (vi) any Section 4.2 Event; or (vii) any other corporate act or proceeding.
               (b) In the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend (whether cash or stock), subdivision, combination or reclassification of shares, recapitalization, merger, amalgamation, conversion, adjustment, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible or exercisable into, or exchangeable for, Common Stock, issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”) and the Committee determines that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and amount of shares or cash to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Eligible Employee limitation set forth in Section 4.1(b) shall be adjusted consistent with such change in such manner as the Committee may deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and assigns. Furthermore, in connection with any Section 4.2 Event, subject to the approval of the Board, the Committee may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefore. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event.
               (c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. The Committee shall give notice of any adjustment to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE V
ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS
          5.1 General Eligibility. All Eligible Employees, Non-Employee Directors, and prospective employees are eligible to be granted Awards, subject to the terms and conditions of the Plan. The Committee shall determine eligibility for the grant of Awards and actual participation in the Plan.
          5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options under the Plan. The Committee shall determine eligibility for the grant of an Incentive Stock Option and actual participation in the Plan.
          5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee shall be conditioned upon such individual actually becoming an Eligible Employee.
ARTICLE VI
STOCK OPTIONS
          6.1 Options. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Nonqualified Stock Option.
          6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Non-Employee Director Nonqualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Nonqualified Stock Option.
          6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
               (a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.
               (b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Incentive Stock Option shall be exercisable more than 10 years after the date of such Incentive Stock Option and no Nonqualified Stock Option shall be exercisable more than 10 years plus one month after the grant of such Nonqualified Stock Option; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years after the grant of such Incentive Stock Option.
               (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant, in whole or in part

(including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors as the Committee shall determine.
               (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, a Participant may exercise Stock Options in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) shares of Common Stock having a Fair Market Value equal to the purchase price applicable to such Stock Option; (iii) such combination of cash and Common Stock as the Committee may approve; (iv) solely to the extent permitted by applicable law, and the Committee so authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (v) on such other terms and conditions as may be acceptable to the Committee. No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.
               (e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Nonqualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to one or more Family Members or other Persons in whole or in part and in such circumstances, and under such conditions, as determined by the Committee. A Nonqualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Nonqualified Stock Option by a permissible transferee of a Nonqualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Nonqualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.
               (f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or a Subsidiary exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.
               (g) Accelerated Vesting of Stock Options. Unless otherwise provided in an applicable Agreement, a Participant’s Stock Options shall vest and become immediately exercisable upon such Participant’s death, Disability, Retirement, or such Participant’s involuntary Termination without Cause. Notwithstanding the foregoing, if a Participant’ Termination occurs after an event that would otherwise constitute grounds for a Termination for Cause, such Participant’s Stock Options shall not vest pursuant to this subsection.
               (h) Prohibition on Repricing. The Committee shall not, without the approval of the shareholders of the Company, amend or replace previously granted Options or Stock Appreciation Rights in a transaction that may be treated as a repricing under any applicable rule of the Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed or reported.

               (i) Other Terms and Conditions. Stock Options may contain such other provisions, which provisions shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
ARTICLE VII
STOCK APPRECIATION RIGHTS
          7.1 Stock Appreciation Rights.
               (a) Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan. In the case of a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time of the grant of such Reference Stock Option.
               (b) Non-Tandem Stock Appreciation Rights may be granted without reference to any Stock Option granted under the Plan
          7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine from time to time.
               (a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
               (b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
               (c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).
               (d) Method of Exercise. A Participant may exercise a Tandem Stock Appreciation Right by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive the payment determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.
               (e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock over the

Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.
               (f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issue
               (g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the plan.
          7.3 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
               (a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
               (b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.
               (c) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.
               (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
               (e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee, at grant or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.
               (f) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

          7.4 Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.3(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.
ARTICLE VIII
RESTRICTED STOCK; RESTRICTED STOCK UNITS
          8.1 Awards of Restricted Stock and Restricted Stock Units. The Committee may Awards of Restricted Stock or Restricted Stock Units. The Committee shall determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made, the number of shares to be awarded, the price (if any) that the Participant shall pay, the time or times within which such Awards may be subject to forfeiture (the “Restriction Period”), the rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine is necessary or advisable, including, to comply with the requirements of Code Section 162(m).
          8.2 Additional Provisions Related to Restricted Stock.
               (a) Dividends. Unless otherwise provided in an applicable Agreement, a Participant holding shares of Restricted Stock shall be entitled to all ordinary cash dividends paid with respect to such shares. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and vesting as the shares of Restricted Stock with respect to which they were paid.
               (b) Custody. Any stock certificates evidencing such shares of Restricted Stock shall be held in custody by the Company until the restrictions thereon shall have lapsed, and, as a condition of any grant of Restricted Stock, the Participant shall deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.
               (c) Voting Rights. A Participant holding shares of Restricted Stock shall have voting rights with respect to such shares.
          8.3 Additional Provisions Related to Restricted Stock Units.
               (a) Settlement. Upon the vesting of or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock with respect to each Restricted Stock Unit, as provided in the applicable Agreement.
               (b) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

               (c) Dividend Equivalents. Unless otherwise provided in an applicable Agreement, an Award of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents with respect to such Award. Such Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Committee subject in each case to such terms and conditions as the Committee shall establish, in each case to be set forth in the applicable Award agreement.
ARTICLE IX
PERFORMANCE SHARES
          9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2. No Performance Period for an Award of Performance Shares shall be for a period of less than two years.
          Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below.
          9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:
               (a) Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.
               (b) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period except by the laws of descent and distribution.
               (c) Objective Performance Goals, Formulae, or Standards. The Committee shall establish objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.
               (d) Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

               (e) Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares shall be delivered to the Eligible Participant, or his legal representative, in an amount equal to such individual’s earned Performance Share.
ARTICLE IX
OTHER STOCK-BASED AWARDS
          10.1 Other Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants, including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.
          10.2 Form of Payment. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Committee shall determine.
          10.3 Agreement. Each Other Stock-Based Award shall be evidenced by an Agreement.
ARTICLE XI
TERMINATION OF EMPLOYMENT OR SERVICE; CHANGE IN CONTROL
          11.1 Termination of Employment or Service. The following rules apply with regard to the Termination of a Participant.
               (a) Rules Applicable to Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant:
                    (i) Termination by Reason of Death, Disability, Retirement, or Involuntary Termination without Cause. If a Participant’s Termination is by reason of death, Disability, Retirement, or is an involuntary Termination without Cause, such Participant (or, in the case of death, the legal representative of the Participant’s estate) may exercise all Stock Options and Stock Appreciation Rights that the Participant holds that are vested and exercisable at the time of the Participant’s Termination at any time within five years of the date of such Termination (or the expiration of the term of such Stock Options or Stock Appreciation Rights if earlier); provided that (1) if the Committee determines that such Participant has engaged in a Harmful Activity, all Stock Options and Stock Appreciation Rights that are then held by the Participant shall immediately terminate and expire; and (2) if any Incentive Stock Option is exercised after a period such that such Incentive Stock Option would not be qualified as an incentive stock option under Code Section 422, such Stock Option shall be treated as a Nonqualified Stock Option.
                    (ii) Voluntary Termination. If a Participant’s Termination is voluntary (other than by reason of Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of three months from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights, provided that if the Committee determines that such Participant has engaged in a Harmful Activity, all Stock Options and Stock Appreciation Rights that are then held by the Participant shall immediately terminate and expire.

                    (iii) Termination for Cause. If a Participant’s Termination is (1) a Termination for Cause or (2) a voluntary Termination or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
                    (iv) Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
               (b) Rules Applicable to Restricted Stock and Restricted Stock Units, Performance Shares, and Other Stock-Based Awards. Unless otherwise provided in an Agreement or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares, Restricted Stock Units, or Other Stock-Based Awards shall be forfeited.
          11.2 Change in Control.
               (a) General Rule. Notwithstanding anything in the Plan to the contrary, and except and to the extent as otherwise provided in (i) an applicable Agreement (ii) a written employment agreement between the Company and a Participant, or (iii) as set forth in subsection (b) below, in the event of a Change in Control, any of such Participant’s unvested Awards at the time of such Change in Control shall vest in full and the Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee:
                    (i) Such Awards, whether or not vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee. Notwithstanding anything to the contrary herein, any assumed or substituted Incentive Stock Options shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).
                    (ii) The Committee may provide for the purchase of any such Awards by the Company or a Subsidiary (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.2, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
                    (iii) Performance-Based Awards. To the extent that any Participant’s Awards are subject to Performance Goals, upon a Change in Control, to the extent that the Committee determines that such Performance Goals are met as of the date of such Change in Control, such Participant’s Awards shall be paid to such Participant as soon as administratively possible following such Change in Control.
ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN OR AGREEMENTS
          12.1 Termination or Amendment of Plan. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company in accordance with the laws of the Commonwealth of Pennsylvania, to the extent required by the applicable provisions of Rule 16b-3 or Code Section 162(m), pursuant to the requirements of NASD Rule 4350(i)(1)(A) or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options, Code Section 422, no amendment may be made that would:
               (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1(a);
               (b) increase the maximum individual employee limits for a 12-month period under Section 4.1(b);
               (c) materially expand the classification of persons eligible to receive Awards under the Plan;
               (d) delete or limit Section 6.3(h) (related to the prohibition on repricing options) or decrease the minimum option price of any Stock Option or Stock Appreciation Right;
               (e) extend the maximum option period under Section 6.3; or
               (f) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Code Section 162(m) or, to the extent applicable to Incentive Stock Options, Code Section 422.
          12.2 Amendment of Awards. Subject to the approval of the Board, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, including but not limited to the terms and conditions of Performance Shares, provided, however, that, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Code Section 409A or any other applicable law.
ARTICLE XIII
GENERAL PROVISIONS
          13.1 The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.
          All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
          13.3 No Right to Employment or Service. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee or Non-Employee Director any right with respect to continuance of employment or directorship with the Company or any Subsidiary.
          13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
          13.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
          13.6 Listing and Other Conditions.
               (a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
               (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules, or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
               (c) Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
               (d) A Participant shall be required to supply the Company with any certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval the Company deems necessary or appropriate.
          13.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).
          13.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
          13.9 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
          13.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.
          13.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
          13.12 Section 16(b) of the Exchange Act. On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish, and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
          13.13 Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Code Section 409A, it shall be paid in a manner that will comply with Code Section 409A, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.
          13.14 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

          13.15 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
          13.16 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Subsidiaries, and their employees, agents, and representatives with respect thereto.
          13.17 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
ARTICLE XIV
EFFECTIVE DATE OF PLAN
     The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the shareholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the Commonwealth of Pennsylvania.
ARTICLE XV
TERM OF PLAN
     No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted by the Board and the date of shareholder approval, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Code Section 162(m) shall be granted on or after the fifth anniversary of the shareholder approval of the Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders approve the Performance Goals set forth on Exhibit A.
ARTICLE XVI
NAME OF PLAN
     The Plan shall be known as the “Royal Bancshares of Pennsylvania, Inc. 2007 Long-Term Incentive Plan.”

EXHIBIT A
PERFORMANCE GOALS
(a)	Performance goals that the Committee establishes in connection with the vesting of an Award, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):
(i)	earnings per share;

(ii)	operating income;

(iii)	net income;

(iv)	cash flow;

(v)	gross profit;

(vi)	gross profit return on investment;

(vii)	gross margin return on investment;

(viii)	gross margin;

(ix)	working capital;

(x)	earnings before interest and taxes;

(xi)	earnings before interest, tax, depreciation, and amortization;

(xii)	return on equity;

(xiii)	return on assets;

(xiv)	return on capital;

(xv)	return on invested capital;

(xvi)	net revenues;

(xvii)	gross revenues;

(xviii)	revenue growth;

(xix)	total shareholder return;

(xx)	economic value added;

(xxi)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

(xxii)	the Fair Market Value of the shares of the Company’s Common Stock;

(xxiii)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or

(xxiv)	reduction in expenses.

(b)	The Committee may also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:
(i)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Annual Report on Form 10-K for the applicable year;

(ii)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii)	a change in tax law or accounting standards required by generally accepted accounting principles.
(c)	Performance goals may also be based upon individual Participant performance goals, as determined by the Committee.

(d)	In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also:
(i)	designate additional business criteria on which the Performance Goals may be based; or
(ii)	adjust, modify, or amend.

ROYAL BANCSHARES OF PENNSYLVANIA, INC MEETING OF SHAREHOLDERS – MAY 16, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints JOSEPH P. CAMPBELL. and GEORGE J. McDONOUGH., any one or more of whom may act, as Proxies, each with full power of substitution, and hereby authorizes any one or more of them to represent and vote, as designated below, all of the shares of Class A Common Stock and all of the shares of Class B Common Stock of Royal Bancshares of Pennsylvania, Inc. held of record by the undersigned on April 6, 2007, at the Annual Meeting of Shareholders to be held on May 16, 2007 at 6:30 p.m., or any postponement or adjournment thereof, as follows:
1.	ELECTION OF DIRECTORS. To elect five Class II Directors to serve a term of three years and until their successors are elected and qualified.
☐ FOR ☐ Withhold ☐ For All Except
Anthony J. Micale, Mitchell L. Morgan, Albert Ominsky, Gregory T. Reardon and Robert R. Tabas
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
2.	ROYAL BANCSHARES OF PENNSYLVANIA 2007 LONG-TERM INCENTIVE PLAN. To approve the 2007 Long-Term Incentive Plan, as described in the accompanying proxy statement.
☐ FOR ☐ AGAINST ☐ ABSTAIN
To transact such other business as may properly come before the Meeting or any adjournment thereof.
     The Board of Directors recommends a vote “FOR” the election of the nominees of the board of directors as Class II directors and “FOR” the approval of the 2007 Long-Term Incentive Plan
     This proxy will be voted as directed, but if no instructions are specified, this signed proxy will be voted for the proposition stated. If any other business is presented at such meeting, this proxy will be voted by those named in the proxy in their best judgment.
     Should the undersigned be present and elect to vote at the Meeting, or any adjournments thereof, and after notification to the Secretary of the Board of Directors at the Meeting of the Shareholders’ decision to terminate this proxy, the power of said proxies will be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Board of Directors of his or her decision to terminate this Proxy.
☐     PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.

Dated: ________________________, _________.

Please sign exactly as your name appears on this Proxy card, date, and mail this Proxy promptly in the enclosed postage-prepaid envelope. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

YOUR VOTE IS IMPORTANT